                                                                    EXHIBIT 2.11

================================================================================






                            Asset Purchase Agreement

                                     Between

                                  DoveBid, Inc.

                                       And

                                 TradeOut, Inc.,




                                                                  August 2, 2001






================================================================================

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement") is made as of August 2, 2001 (the "Effective Date"), by and among DoveBid, Inc., a Delaware corporation ("Buyer"), and TradeOut, Inc., a Delaware corporation ("Seller").

                                 R E C I T A L S
                                 ---------------

     A. Seller is engaged in the business of offering an online marketplace for businesses buying and selling excess inventory and idle assets (such business is hereinafter referred to as the "Business").

     B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain assets of Seller related to the Business, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, Buyer and Seller hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the
   -----------
following meanings; other definitions appear elsewhere in the Agreement, including in Section 11.10.

     1.1  "Accounts Payable List" shall have the meaning ascribed to it in
Section 5.6.

     1.2 "Affiliate" or "Affiliates" means any person that directly or indirectly controls, is controlled by, or is under common control with another person.

     1.3 "Applicable Laws" shall mean, collectively, all applicable (i) federal, state or local laws, ordinances, regulations and rules, (ii) orders, writs, injunctions, awards, judgments and decrees, (iii) foreign laws, ordinances, regulations and rules applicable to the Assets or the Business Verticals and (iv) laws, ordinances, regulations and rules that relate to or govern the compilation, use and transfer of Customer List Assets (in each of clauses (i), (ii), (iii) and (iv), including any regulations promulgated thereunder).

     1.4 "Applicable Revenue" shall mean the Fee Income less (i) Excluded Fee Income, and (ii) the first $500,000 in annual Fee Income (excluding any Excluded Fee Income) derived from any division of General Electric Company or any direct or indirect subsidiary thereof (collectively, the "GE Divisions").

     1.5  "Assets" shall have the meaning ascribed to it in Section 2.2.

     1.6 "Business Verticals" shall mean the aspects of the Business relating to those online marketplaces described in Schedule 2.2 and shall not include the
                                          ------------
Other Business Verticals

     1.7 "Business Volume" shall mean the Fee Income less (i) Excluded Fee Income, and (ii) the first $500,000 in annual Fee Income (excluding any Excluded Fee Income) derived from any of the GE Divisions.

     1.8 "Buyer Confidential Information" shall have the meaning ascribed to it in Section 7.5.

     1.9  "Buyer Disclosure Letter" shall have the meaning ascribed to it in
Section 6.

     1.10 "Cash" shall have the meaning ascribed to it in Section 2.2(a).

     1.11 "Closing" shall have the meaning ascribed to it in Section 3.6.

     1.12 "Closing Date" shall have the meaning ascribed to it in Section 3.6.

     1.13 "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985.

     1.14 "Code" shall mean the Internal Revenue Code of 1986.

     1.15 "Contested Claim" shall have the meaning ascribed to it in Section 10.3(e).

     1.16 "Conversion Shares" shall mean the shares of DoveBid Common Stock issuable upon conversion of the Series C Preferred, Series D Preferred and Series DD Preferred issued pursuant to Section 3.

     1.17 "Convertible Note" shall have the meaning ascribed to it in Section 6.3(b).

     1.18 "Convertible Securities" shall mean stock or other securities convertible into or exchangeable for shares of common stock of the subject corporation.

     1.19 "Customer List Assets" shall have the meaning ascribed to it in
Section 2.2(b).

     1.20 "DGCL" shall mean the Delaware General Corporation Law.

     1.21 "Distributee" shall mean a stockholder of Seller who, after the Closing, receives any shares of DoveBid Capital Stock in a Distribution.

     1.22 "Distribution" shall mean a distribution by Seller to its stockholders after the Closing of all or a part of the DoveBid Capital Stock issued as the Purchase Price hereunder.

     1.23 "Divisor" shall have the meaning ascribed to it in Section 3.3(b)(ii).

     1.24 "Domain Name Assets" shall have the meaning ascribed to it in Section 2.2(d).

     1.25 "DoveBid Capital Stock" shall mean DoveBid Common Stock and DoveBid Preferred Stock.

     1.26 "DoveBid Common Stock" shall mean DoveBid common stock, par value $0.001 per share.

     1.27 "DoveBid Common Stock Equivalents" shall mean with regard to a share of DoveBid Preferred Stock, the number of shares of DoveBid Common Stock issuable upon conversion thereof at the referenced time pursuant to DoveBid's Certificate of Incorporation.

     1.28 "DoveBid Preferred Stock" shall mean, collectively, DoveBid Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-2 Preferred Stock and Series DD Junior Preferred Stock, each par value $0.001 per share.

     1.29 "Employee Plans" shall mean any pension, retirement, profit sharing, deferred compensation agreements, severance benefits, workers' benefits, vacation benefits, disability benefits, death benefits, hospitalization benefits, retirement or pension benefits, stock, stock options, phantom stock, stock appreciation, bonus or other incentive plans or other employee benefit plans or other employee benefit plans or arrangements maintained by Seller for its employees, including all "Employee Benefit Plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974.

     1.30 "Encumbrances" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, collateral assignment, deed of trust, title retention, conditional sale, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), but excluding liens for Taxes not yet due and payable.

     1.31 "Excluded Fee Income" shall mean any Fee Income from specific engagements which DoveBid is, at the time the TradeOut Stockholder communicates the referral to the DoveBid Designee, either already contracted to provide, or is pursuing providing, such services to the person referred. The timing of DoveBid's commencement of such pursuit may be determined by reference to DoveBid's auction and appraisal databases.

     1.32 "Excluded Liabilities" shall have the meaning ascribed to it in
Section 4.1.

     1.33 "FastParts" shall mean FastParts, Inc., an Illinois corporation or its merger successors.

     1.34 "FastParts Shares" shall mean all shares of DoveBid Capital Stock, if any, issued upon the closing of an acquisition of FastParts.

     1.35 "Fee Income" shall mean the aggregate commissions, buyers premiums and billable hours associated with appraisals and management fees, in each case, as recognized by Buyer according to GAAP derived solely from auctions, management of auctions/equipment redeployment and appraisals of assets owned by the TradeOut Stockholders and directly sourced or referred by the TradeOut Stockholders during the Revenue Measurement Period or Indemnity Measurement Period, as the case may be. The TradeOut Stockholders agree that as a pre-condition to Fee Income from any such referral being counted in the calculation of Applicable Revenue or Business Volume, as the case may be, such referral must be made to the officer of DoveBid to be designated for this purpose (the "DoveBid Designee").

     1.36 "FICA" shall mean the Federal Insurance Contribution Act.

     1.37 "Final Award" shall have the meaning ascribed to it in Section
10.5(d).

     1.38 "FUTA" the Federal Unemployment Tax Act.

     1.39 "GAAP" shall mean U.S. generally accepted accounting principles.

     1.40 "Governmental Entity" shall mean any governmental department, bureau, agency, public board, public or self-regulatory body or authority, court, administrative agency or commission or other governmental authority or instrumentality, federal, state, foreign or domestic.

     1.41 "Governmental Permits" shall have the meaning ascribed to it in
Section 5.10.

     1.42 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     1.43 "Holdback Amount" shall have the meaning ascribed to it in Section 3.3(a).

     1.44 "Incurred Loss" shall have the meaning ascribed to it in Section 10.5(d).

     1.45 "Indemnity Measurement Period" shall mean the 12-month period beginning on (a) the twentieth (20/th/) day following a Notice of Claim, in the case of an Uncontested Claim, or (b) the date of (i) a settlement agreement (as such term is used in Section 10.3(e)) or (ii) the Final Award, in the case of a Contested Claim.

     1.46 "Indemnity Shares" shall have the meaning ascribed to in Section 3.3(c)(i).

     1.47 "Indemnity Shares Maximum Threshold" shall have the meaning ascribed to in Section 3.3(c)(iii).

     1.48 "Indemnity Shares Minimum Threshold" shall have the meaning ascribed to in Section 3.3(c)(iii).

     1.49 "Insolvency Action" means, with respect to a person, any or all of the following: (i) the filing, with respect to such person, of a voluntary or involuntary petition for relief under any Insolvency Proceeding; (ii) such person or any of its assets otherwise becoming the subject of an Insolvency Proceeding; (iii) the formal or informal, voluntary or involuntary dissolution, liquidation or winding up of such person, or any efforts to initiate or carry out such dissolution, liquidation or winding up; (iv) the appointment of (or efforts or attempts to appoint) a receiver, liquidator, sequestrator, trustee, custodian or other similar officer with respect to such person or any part of its assets or properties; (v) any composition of the indebtedness of such person or any general or special assignment for the benefit of such person's creditors; or (vi) such person's ceasing to conduct business for any reason other than such person's being merged or consolidated with another entity and other than, with regard to Seller, following consummation of the transactions contemplated hereby.

     1.50 "Insolvency Proceeding" shall mean any or all of the following actions, events or proceedings: (i) any voluntary or involuntary case under the United States Bankruptcy Code, as amended, and any successor law or laws thereto; and (ii) any case, action or other proceeding under any bankruptcy, insolvency, debt reorganization or similar law (whether now or hereafter in effect) of any state, country or other jurisdiction which seeks or provides for the relief of or reorganization or delay of debts generally or the liquidation and distribution of a person's assets in satisfaction of its debts.

     1.51 "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (A) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (B) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (C) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (D) all industrial designs and any registrations and applications therefor throughout the world; (E) all trade names, uniform resource locators, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (F) all databases and data collections and all rights therein throughout the world; (G) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (H) any similar or equivalent rights to any of the foregoing anywhere in the world.

     1.52 "IRS" shall mean the Internal Revenue Service.

     1.53 "Legal Requirements" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, code, edict, decree, order, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of Governmental Entity.

     1.54 "Loss" shall mean any and all liability, loss, damage, claim, expense, cost, fine, fee, penalty, obligation or injury including those resulting from any and all actions, suits, proceedings, demands, assessments, judgments, award or arbitration, together with reasonable costs and expenses, including the reasonable attorneys' fees and other legal costs and expenses, relating thereto.

     1.55 "Material Adverse Effect" when used in connection with (a) a person shall mean any change, event, violation, inaccuracy, circumstance or effect (whether or not arising out of a breach of a representation, warranty or covenant in this Agreement) that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition, operations or results of operations of such person and its subsidiaries, taken as a whole, except to the extent that the same results from changes in general economic conditions or changes affecting the industry generally in which such person operates; and (b) the Assets, the Business or the Business Verticals, shall mean a material diminution in the value, condition or status, ability to use and enjoy or commercial viability of such Assets, Business or Business Verticals.

     1.56 "Maximum Threshold" shall have the meaning ascribed to it in Section 3.3(b)(iii).

     1.57 "Minimum Threshold" shall have the meaning ascribed to it in Section 3.3(b)(i).

     1.58 "New Maximum Threshold" shall have the meaning ascribed to in Section 3.3(c)(iv).

     1.59 "New Minimum Threshold" shall have the meaning ascribed to in Section 3.3(c)(iv).

     1.60 "Non-Indemnity Shares" shall have the meaning ascribed to in Section 3.3(c)(ii).

     1.61 "Other Business Verticals" shall mean the aspects of the Business that relate to the online MarketPlaces, each as appearing on Seller's Website as of the date of this Agreement other than the Business Verticals.

     1.62 "Pro Rata Share," for any Distributee (or Seller if it still holds shares) after a Distribution, shall mean such Distributee's (or, if applicable, Seller's) percentage ownership (on an as-converted to DoveBid Common Stock basis) immediately following and as a direct result of such Distribution (or in the case of Seller, following such Distribution) of the Total Shares at the Closing (without taking into account Section 3.4).

     1.63 "Purchase Price" shall have the meaning ascribed to it in Section 3.1.

     1.64 "Registered Intellectual Property" shall mean all United States, international and foreign: (A) patents and patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (C) registered copyrights and applications for copyright registration; and (D) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity.

     1.65 "Representative" shall have the meaning ascribed to it in Section 10.3(a).

     1.66 "Returns" shall mean all required federal, state, local and foreign returns, estimates, information statements and reports relating to any and all Taxes concerning or attributable to the subject corporation or its operations.

     1.67 "Restated Certificate" shall mean the Restated Certificate of Incorporation of Buyer in the form attached hereto as Exhibit 1.
                                                      ---------

     1.68 "Revenue Measurement Period" shall mean the 18-month period following the Closing.

     1.69 "Rights" shall mean warrants, options or other rights to purchase or acquire shares of stock of the subject corporation or Convertible Securities of the subject corporation.

     1.70 "Rights Agreement" shall mean the Third Amended and Restated Investors' Rights Agreement substantially in the form attached hereto as Exhibit
                                                                         -------
2.
-

     1.71 "Securities Act" shall mean the Securities Act of 1933.

     1.72 "Seller Balance Sheet Date" shall have the meaning ascribed to it in
Section 5.6.

     1.73 "Seller Disclosure Letter" shall have the meaning ascribed to it in
Section 5.

     1.74 "Seller Intellectual Property" shall have the meaning ascribed to it in Section 5.9(a).

     1.75 "Seller Financial Statements" shall have the meaning ascribed to it in
Section 5.6.

     1.76 "Seller Stockholders' Consent" shall have the meaning ascribed to it in Section 7.4(a).

     1.77 "Seller Submitted Matters" shall have the meaning ascribed to it in
Section 7.4(a).

     1.78 "Seller's Website" means the site of Seller on the world wide web located at www.tradeout.com.

     1.79 "Series C Number" shall have the meaning ascribed to it in Section 3.2(c).

     1.80 "Series C Preferred" shall mean Series C Preferred Stock of Buyer, $0.001 par value per share.

     1.81 "Series D Number" shall have the meaning ascribed to it in Section 3.2(a).

     1.82 "Series DD Number" shall have the meaning ascribed to it in Section 3.2(b).

     1.83 "Series D Preferred" shall mean Series D-1 Preferred Stock of Buyer, $0.001 par value per share.

     1.84 "Series DD Preferred" shall mean Series DD Junior Preferred Stock of Buyer, $0.001 par value per share.

     1.85 "Solvent" shall mean, with respect to any person on a particular date, that on such date (a) the fair value of the assets of such person is greater than the total amount of liabilities, including contingent liabilities, of such person; (b) the total present fair saleable value of the assets of such person on a going concern basis is not less than the amount that will be required to pay the liabilities (including contingent liabilities) of such person as they become absolute and matured; and (c) such person is generally paying such person's debts (other than those subject to bona fide disputes) as they become due and payable. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

     1.86 "Stockholders' Agreement" shall mean the Third Amended and Restated Stockholders' Agreement substantially in the form attached hereto as Exhibit 3.
                                                                     ---------

     1.87 "Tax" or "Taxes" shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     1.88 "Tax Authority" shall mean any body, entity, or group of persons with jurisdiction over or responsibility for any matters relating to Taxes.

     1.89 "Third Party Claim" shall have the meaning ascribed to it in Section 10.3(c).

     1.90 "Total DoveBid Equity" shall mean, as at the subject time, the sum of
(i) all then outstanding shares of DoveBid Common Stock, plus (ii) all shares of
                                                         ----
DoveBid Common Stock issuable upon conversion of all then outstanding shares of DoveBid Preferred Stock and all shares issuable upon the full exercise and exchange into DoveBid Common Stock of all then outstanding Convertible Securities (excluding all then outstanding Convertible Notes of Buyer), plus
                                                                        ----
(iii) all shares of DoveBid Common Stock that are issuable upon the exercise of then outstanding Rights assuming the full conversion or exchange into DoveBid Common Stock of all such outstanding Rights to purchase or acquire DoveBid Common Stock and Convertible Securities. For the avoidance of doubt, all shares of DoveBid Capital Stock which constitute FastParts Shares issuable immediately upon a closing that occurs contemporaneously with the Closing shall be deemed outstanding as of immediately prior to the Closing for the purposes of calculating Total DoveBid Equity.

     1.91 "Total Shares" shall have the meaning ascribed to it in Section 3.2.

     1.92 "Trademarks" shall have the meaning ascribed to it in Section 2.2(c).

     1.93 "TradeOut Stockholder" or "TradeOut Stockholders" shall mean the holders of shares of TradeOut capital stock at the time of the Closing.

     1.94 "Uncontested Claim" shall have the meaning ascribed to it in Section 10.3(e).

     1.95 "Variable Portion" shall have the meaning ascribed to it in Section 3.3(b).

     1.96 "WARN" shall mean the Federal Worker Adjustment and Retraining Notification Act.

2.   PURCHASE AND SALE OF ASSETS.
     ---------------------------

     2.1  Agreement to Sell and Purchase Assets. Subject to the terms and
          -------------------------------------
conditions of this Agreement, and in reliance on the representations, warranties and covenants set forth in this Agreement, Seller agrees to sell, assign, transfer and convey to Buyer at the Closing, and Buyer agrees to purchase and acquire from Seller at the Closing, all of Seller's right, title and interest in and to all of the Assets, subject to the covenant in Section 7.6. The Assets will be sold, assigned, transferred and conveyed to Buyer on the Closing Date, free and clear of all Encumbrances.

     2.2  Assets Defined. As used in this Agreement, the term "Assets" shall
          --------------
mean the following tangible and intangible assets, rights and properties owned by or licensed or leased to Seller wherever situated, as the same exists on the Closing Date:

          (a)  Cash. $6,000,000, in immediately available funds (the "Cash").
               ----

          (b)  Customer Lists, Marketing Information. All of Seller's customer
               -------------------------------------
lists (whether current or prior) and customer account histories (including in electronic format) (i) containing the information set forth in the "schemas" attached hereto as Schedule 2.2(b) for customers or prospective customers of the
                   ---------------
Business Verticals, (ii) subject to the restrictions set forth on Schedule
                                                                  --------
2.2(b) hereto, a copy of all customer lists (whether current or prior) and
------
customer account histories containing such information related only to the "consumer electronics" sub-MarketPlace of the "Other General" MarketPlace as described on the Seller's Website, including all readily available data regarding such customers with respect to the Business Verticals or the "consumer electronics" sub-MarketPlace and (iii) a list for each customer described in clauses (i) or (ii) of all assets currently offered for sale by such customer on any of the Business Verticals (such lists, collectively, the "Customer List Assets"). Upon the Closing, Buyer shall acquire and have sole and exclusive ownership of, access to and use of the Customer List Assets.

          (c)  Trademarks. All of Seller's worldwide rights, claims and
               ----------
interests in or to any and all trademarks (whether or not registered), trade names, trade dress, logos, service marks (whether or not registered) (but excluding those containing the words "TradeOut Auto" or "tradeoutauto"), including all derivations thereof, all registrations and applications relating thereto, and the goodwill associated therewith and symbolized thereby associated with the Business Verticals including those set forth on Schedule 2.2(c)
                                                         ---------------
("Trademarks").

          (d)  Domain Names. All domain names and uniform resource locators
               ------------
associated with the Trademarks, including those listed on Schedule 2.2(d) hereto
                                                          ---------------
(the "Domain Name Assets").


          (e)  Other. All other assets, if any, that are listed in Schedule
               -----                                               --------
2.2(e) hereto.
------

     2.3  Asset Transfer; Passage of Title; Delivery.
          ------------------------------------------

          (a)  Title Passage. Upon the Closing, all of Seller's right, title and
               -------------
interest in and to all of the Assets shall pass to Buyer, and Seller shall deliver to Buyer possession of all of the Assets and shall further deliver to Buyer proper assignments, conveyances and bills of sale sufficient to convey to Buyer good and marketable title to all the Assets, free and clear of all Encumbrances, as well as such other instruments of conveyance as counsel for Buyer may reasonably deem necessary (both at and after the Closing) to effect or evidence the transfers contemplated hereby.

          (b)  Method of Delivery of Assets. At the Closing, Seller shall
               ----------------------------
deliver the Assets to Buyer at Seller's principal place of business or at such other location and times and by such other means as are agreed by the parties. Upon the request of Buyer, Seller will transfer electronically all Assets that are transferable in electronic form. In addition, Seller shall deliver the Cash to Buyer by delivery of a check payable to Buyer's order or by wire transfer to an account designated by Buyer.

3.   PURCHASE PRICE; PAYMENTS.
     ------------------------

     3.1  Purchase Price. In consideration of the sale, transfer, conveyance and
          --------------
assignment of all the Assets to Buyer at the Closing, Buyer shall, as of the Closing issue and, subject to Section 3.3, deliver to Seller a number of shares of DoveBid Capital Stock, in the amount and kind set forth in Section 3.2, as adjusted pursuant to Section 3.4 and subject to the terms of Section 10.4 (all shares issuable to the Seller hereunder, the "Purchase Price").

     3.2  Calculation of Total Shares. The maximum number of shares that are
          ---------------------------
potentially issuable as the Purchase Price shall equal (on an as-converted to common stock basis) as of immediately after the Closing and taking into account payment of such Purchase Price, ten percent (10%) of the Total DoveBid Equity less one DoveBid Common Stock Equivalent (which shall be subtracted from the Series C Number) (such aggregate number of shares on an as-converted to common stock basis, the "Total Shares"), subject to the terms of Section 3.4. The Total Shares will be comprised of the following:

          (a) 749,064 shares of Series D Preferred (such number of shares, the "Series D Number").

          (b) A number of shares of Series DD Preferred equal to thirty-seven and one-half percent (37.5%) of the difference determined by subtracting the number of DoveBid Common Stock Equivalents represented by the Series D Number of Series D Preferred from the Total Shares (such number of shares of Series DD Preferred, the "Series DD Number").

          (c) A number of shares of Series C Preferred equal to sixty-two and one-half percent (62.5%) of the difference determined by subtracting the number of DoveBid Common Stock Equivalents represented by the Series D Number of the Series D Preferred from the Total Shares (such number of shares of Series C Preferred, the "Series C Number").

The formulas for calculating the Total Shares and the allocation of the Series D Number, the Series DD Number and the Series C Number are set forth on Schedule
                                                                      --------
3.2. If, as a result of the calculations in Section 3.2 or 3.3 (each as adjusted
---
pursuant to Section 3.4), fractional shares would otherwise be issuable, then such fractional shares shall be rounded down to the nearest whole share in the case of the shares deliverable to Seller at Closing or issuable under Section 3.4 upon the post-Closing adjustment and shall be rounded up to the nearest whole share in the case of the Holdback Amount.

     3.3  Holdback Amount
          ---------------

          (a) At the Closing, a number of shares of Series C Preferred and Series DD Preferred representing thirty percent (30%) of the DoveBid Common Stock Equivalents represented by the Total Shares shall be issued to Seller, represented by stock certificates of Buyer in the name of Seller for the number and kind of shares of DoveBid Capital Stock set forth in this Section 3.3(a), which certificates shall be held by Buyer (together with a stock power duly executed and delivered by Seller in favor of Buyer), but reserved from delivery by Buyer until such time as all or a portion of such shares of DoveBid Capital Stock are released pursuant to and in accordance with the provisions of this
Section 3.3 and Section 10, of which 62.5% shall be Series C Preferred (as reflected in DoveBid Common Stock Equivalents) and of which 37.5% shall be Series DD Preferred (as reflected in DoveBid Common Stock Equivalents) (such shares, collectively, the "Holdback Amount"). If the Purchase Price is adjusted pursuant to Section 3.4 below, then the Holdback Amount shall be proportionately increased.

          (b) Subject to Section 3.3(c), following the end of the Revenue Measurement Period, Buyer shall release from the Holdback Amount a number of shares, if any, as follows:

               (i) if the Applicable Revenue is less than or equal to $4,500,000 (the "Minimum Threshold"), then none of the Holdback Amount shall be delivered to Seller and the entire Holdback Amount shall be forfeited by Seller and all shares reserved therein shall be cancelled by Buyer without payment to Seller.

               (ii) if the Applicable Revenue is greater than the Minimum Threshold but less than the Maximum Threshold, then Buyer shall deliver to Seller an aggregate total number of shares from the Holdback Amount equal to the product of (A) the quotient obtained by dividing (1) the dollar amount of Applicable Revenue in excess of the Minimum Threshold by (2) $4,500,000 (the "Divisor") multiplied by (B) the Holdback Amount (the "Variable Portion"), and the remaining Holdback Amount shall be forfeited by Seller and all shares reserved therein shall be cancelled by Buyer without payment to Seller. The Variable Portion shall consist of 62.5% Series C Preferred (as reflected in DoveBid Common Stock Equivalents) and 37.5% Series DD Preferred (as reflected in DoveBid Common Stock Equivalents).

               (iii) if the Applicable Revenue is equal to or greater than $9,000,000 (the "Maximum Threshold"), then all of the Holdback Amount shall be delivered to Seller.

          (c) Notwithstanding anything to the contrary in this Section 3.3, in the event Buyer or any Buyer Indemnitee delivers a Notice of Claim to the Representative as provided in Section 10.3, then the provisions of this Section 3.3(c) shall apply:

               (i) two-thirds of the Holdback Amount shall be subject to the indemnification provisions of Section 10 below (the "Indemnity Shares");

               (ii) one-third of the Holdback Amount shall not be subject to the indemnification provisions of Section 10 below (the "Non-Indemnity Shares");

               (iii) with respect to the Indemnity Shares, the dollar amounts represented by the Minimum Threshold, Maximum Threshold and Divisor shall be decreased to $3,000,000, $6,000,000, and $3,000,000, respectively, and increased cumulatively and incrementally for each Business Volume Payment required pursuant to Section 10 (such adjusted Minimum Threshold and Maximum Threshold, the "Indemnity Shares Minimum Threshold" and the "Indemnity Shares Maximum Threshold," respectively), the term Revenue Measurement Period shall be replaced with the term Indemnity Measurement Period, and the term Applicable Revenue shall be replaced with the term Business Volume;

               (iv) with respect to the Non-Indemnity Shares, the dollar amounts represented by the Minimum Threshold, Maximum Threshold and Divisor shall be decreased to $1,500,000, $3,000,000, and $1,500,000, respectively (such adjusted Minimum Threshold and Maximum Threshold, the "New Minimum Threshold" and the "New Maximum Threshold," respectively); and

               (v) all Applicable Revenue recognized by Buyer prior to delivery of the first Notice of Claim shall be applied first to the New Minimum Threshold and the New Maximum Threshold, and upon delivery of the first Notice of Claim, any excess thereof above the New Maximum Threshold shall be considered Business Volume. All amounts of Business Volume recognized by Buyer after the delivery of the first Notice of Claim and at any time during which any subsequent Notice of Claim has been delivered and remains unsatisfied shall be applied first to the Indemnity Shares Minimum Threshold and the Indemnity Shares Maximum Threshold then applicable until such time as all Losses represented by all filed Notices of Claim which are timely presented under Section 10 shall have been satisfied. At any time that the Buyer Indemnitees' Losses for all filed Notices of Claims have been satisfied in full by Buyer's recognizing the entire Business Volume Payment corresponding to such Losses, and at which the New Maximum Threshold has not otherwise been satisfied, all Applicable Revenue earned during such time and during the Revenue Measurement Period shall be applied once again to the New Minimum Threshold and the New Maximum Threshold.

          (d) Within 45 days of the end of each calendar quarter, DoveBid shall prepare a report in the form to be agreed before Closing and attached to this Agreement as Schedule 3.3(d) reporting Applicable Revenue or Business Volume, as
             ---------------
the case may be, during the calendar quarter (each a "Quarterly Report"). The report shall be delivered promptly to the Representative. If the Representative objects to the content of the Quarterly Report, it shall notify DoveBid promptly in writing. DoveBid and the Representative will confer in good faith for a period of 30 days following the delivery of such objection to the Quarterly Report concerning the subject-matter of the objection in an attempt to resolve it. If, after such 30-day period, DoveBid and the Representative cannot agree, DoveBid and the Representative will resolve all disputes over Applicable Revenue or Business Volume, as the case may be, through binding arbitration in the same manner provided for resolution of Contested Claims under Section 10.5.

          (e) At the end of the Revenue Measurement Period and after resolution of all objections, if any, raised in connection with Quarterly Reports, Buyer shall release from the Holdback Amount and deliver to the Seller a number of Non-Indemnity Shares, if any, which have been earned under Section 3.3(b) as modified under Section 3.3(c). At the later to expire of (A) the Revenue Measurement Period and (B) the latest expiring Indemnity Measurement Period related to a Notice of Claim which is timely made under Section 10, Buyer shall release from the Holdback Amount and deliver to the Seller a number of Indemnity Shares, if any, earned pursuant to Section 3.3(b) as modified under Section 3.3(c), taking into account all Losses payable therefrom for timely filed Notices of Claim which have been resolved either as an Uncontested Claim or through settlement or Final Award. Notwithstanding any other provision hereof, Seller shall not receive any Non-Indemnity Shares or Indemnity Shares at any time under this Agreement, if the TradeOut Stockholders have not generated, Applicable Revenue, Business Volume (net of any Business Volume Payments) or any combination thereof in excess of the Minimum Threshold.

     3.4  Contingent Post-Closing Purchase Price Adjustment
          -------------------------------------------------

          (a) In the event that Buyer consummates a business acquisition of FastParts after the Closing in which Buyer issues FastParts Shares, then Buyer shall recalculate the Purchase Price as it would have been calculated had the FastParts Shares been outstanding as of the Closing and issue any additional shares of DoveBid Capital Stock required by such recalculation as provided in this Section 3.4.

          (b) If any adjustment is required under Section 3.4(a) to the Purchase Price and the Total Shares, Buyer shall promptly recalculate the Purchase Price and the Total Shares as provided in Section 3.2 and shall determine the distribution of additional shares of Series C Preferred and Series DD Preferred which would have occurred upon the Closing under Section 3.3, with such adjustment; provided, that the amount and kind of securities issuable in satisfaction of the additional Purchase Price payment under this Section 3.4 shall be adjusted appropriately to take into account all stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations or other like changes with respect to DoveBid Capital Stock occurring from immediately after the Closing through immediately prior to the date of the recalculation and distribution required in this Section 3.4.

          (c) Promptly after completion of the calculations, if any, required by Section 3.4, Buyer shall cause to be issued and, subject to Section 3.3, delivered to Seller that number of additional shares of Series C Preferred and Series DD Preferred, if any, in excess of those already issued at the Closing which would have been issuable at the Closing had the business acquisition of FastParts been consummated before the Closing. For the avoidance of doubt, no shares issued under this Section 3.4 shall be deemed issued or outstanding for any purpose until such time as they are actually issued hereunder. If a Distribution shall have occurred, Buyer shall issue such additional shares of Series C Preferred and Series DD Preferred to the initial Distributees of the shares of DoveBid Capital Stock issued in such Distribution (and Seller, if it still holds shares) on the basis of each Distributee's (and, if applicable, Seller's) Pro Rata Share.

     3.5  Allocation of Purchase Price; Withholding. The Purchase Price shall be
          -----------------------------------------
allocated to the Assets in the manner to be set forth on Schedule 3.5 attached
                                                         ------------
hereto, which shall
be completed by Buyer and consented to by Seller (which consent shall not be unreasonably withheld) as soon hereafter as is reasonably practicable but before the Closing, in any event. When final, Schedule 3.5 will be attached to this
                                       ------------
Agreement and form a part hereof before Closing. Each party agrees not to take any position that varies from or is inconsistent with such allocation in any tax return or other filing made by such party with the IRS or with any other Governmental Entity. Nothing herein contained shall impose on either party the duty or obligation to contest any action which the IRS or any other Taxing Authority may take or any adjustment or change in such allocation which the IRS or any other Taxing Authority may make or propose. Seller and Buyer shall each be responsible for the preparation of their own Form 8594 and other applicable forms in accordance with the applicable Tax laws, and each shall execute and deliver to each other such statements and forms as are reasonably requested by the other party. To the extent required by applicable Legal Requirements, Buyer will withhold any applicable taxes or withholding amounts from any payments paid or payable under this Agreement.

     3.6  Closing. The consummation of the purchase and sale of the Assets
          -------
contemplated hereby will take place at a closing to be held at the offices of Buyer's counsel, Fenwick & West LLP, 275 Battery Street, 15th Floor, San Francisco, California (the "Closing") within two business days following the satisfaction or waiver of all conditions to Closing set forth in Section 8, or at such other time or date, and at such place as may be agreed to by the parties hereto (the date on which the Closing actually occurs, the "Closing Date").

4.   NO OBLIGATIONS ASSUMED.
     ----------------------

     4.1  Liabilities and Obligations Not Assumed. Buyer shall not assume or
          ---------------------------------------
become obligated in any way to pay any liabilities, debts or obligations of Seller, of the Business, of the Business Verticals or of the Other Business Verticals whatsoever, including: (a) any liabilities or obligations now or hereafter arising from or with respect to, the sale of any products or services of Seller that occurred prior to the Closing; (b) obligations arising from the performance or failure to perform the contracts by Seller or any other party prior to the Closing; (c) warranty, customer service, technical support, price protection or similar obligations with respect to transactions entered into by Seller prior to Closing or arising out of any agreements or contracts related thereto; (d) any demand, claim, debt, suit, cause of action, arbitration or other proceeding (including a warranty claim, a strict product liability claim or any other claim) that is made or asserted by any third person that relates to any product or service that was sold, licensed or otherwise provided by Seller to any customer prior to Closing; (e) the noncompliance with any bulk sales, bulk transfer or similar laws applicable to the transactions contemplated by this Agreement; (f) the termination by Seller of the employment of any current or future employees of Seller or any of its Affiliates; (g) any other claims brought against Seller arising from Seller's employment of any person, any duties or obligations under any existing or future Employee Plans or other employee benefit plans of Seller or any of its Affiliates; and (h) any present or future obligations or liabilities of Seller or any of its Affiliates to existing or future employees of Seller or any of its Affiliates under COBRA, WARN or any severance pay obligations of Seller or any of its Affiliates or any obligations or liabilities or arising from any breach or default by Seller of any contract, agreement or commitment of Seller that occurred (or arose from facts occurring) on or prior to the Closing. All liabilities, debts and obligations of Seller not expressly assumed by Buyer hereunder are referred to as the "Excluded Liabilities."

     4.2  No Obligations to Third Parties. The execution and delivery of this
          -------------------------------
Agreement shall not be deemed to confer any rights or remedies upon any person other than the parties hereto, or make any person a third-party beneficiary with respect to any provision in this Agreement, or to obligate the parties to any person other than the parties to this Agreement.

5.   REPRESENTATIONS AND WARRANTIES OF SELLER.
     ----------------------------------------

     Except as disclosed in the letter from Seller addressed to Buyer and dated as of the date hereof (the "Seller Disclosure Letter"), Seller hereby represents and warrants to Buyer as follows:

     5.1  Organization. Seller is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of Delaware, has the power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to conduct business in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except to the extent that the failure to so qualify would not have a Material Adverse Effect on the Business Verticals or the Assets. Seller has delivered or made available to Buyer a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date (collectively, the "Seller Charter Documents"), and each such instrument is in full force and effect. Seller is not in violation of any of the provisions of the Seller Charter Documents. Seller has no ownership interest in any corporation, partnership or other entity.

     5.2  Power and Authority; No Default Upon Transfer.
          ---------------------------------------------

          (a) Seller has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all assignments, agreements or other documents that Seller is required to execute and deliver hereunder (the "Seller Ancillary Documents").

          (b) The execution, delivery and performance by Seller of this Agreement and the Seller Ancillary Documents, and the consummation of all the transactions contemplated hereby and thereby, have been duly and validly authorized by Seller by all necessary corporate action, subject only to the approval of the adoption of this Agreement and the sale of Assets contemplated herein by Seller's stockholders.

          (c) Under the Seller Charter Documents and applicable Delaware law, the vote of (i) a majority of the outstanding shares of Seller's Series F Preferred Stock, voting as a separate series, (ii) a majority of the outstanding shares of Seller's Series D Preferred Stock, voting as a separate series, and
(iii) a majority of the outstanding shares of Seller's Preferred Stock and Common Stock, voting together as a single class, and not as a separate series, and on an as-converted basis, is necessary and sufficient for the Seller's stockholders to approve the execution and performance of this Agreement and the Seller Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. No other action or approval on the part of the holders of any of the securities of Seller is required under Delaware law, or the Seller Charter Documents in order validly to approve and authorize the execution, delivery and performance of this Agreement and the Seller Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

          (d) No filing, authorization or approval, governmental or otherwise, is necessary to enable Seller to enter into, and to perform its obligations under this Agreement and the Seller Ancillary Documents, and to consummate the transactions contemplated hereby and thereby, except for the approvals of the holders of Seller's capital stock set forth in Section 5.2(c).

          (e) This Agreement and the Seller Ancillary Documents, when executed and delivered by Seller, will be duly and validly executed and delivered and will be the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as to the effect, if any, of
(i) applicable bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

     5.3  No Conflict. Neither the execution and delivery of this Agreement or
          -----------
the Seller Ancillary Documents by Seller, nor the performance by Seller of its obligations under this Agreement or the Seller Ancillary Documents, will (i) violate any provision of the Seller Charter Documents, (ii) result in a material violation or breach of, or permit any third person to rescind any term or provision of, or constitute a default under, any loan, note, indenture, mortgage, deed of trust, security agreement, lease or contract, license, lease or other agreement to which Seller is a party or by which Seller or any of the Assets is bound, (iii) result in the creation of any Encumbrance upon any Assets, or (iv) violate any federal, state, local or foreign laws, ordinances, regulations or rules or orders, writs, injunctions, awards, judgments or decrees of any Governmental Entity applicable to the Business Verticals or the Assets, except where such violation could not reasonably be expected to result in a Material Adverse Effect on the Business Verticals or the Assets. Neither the Seller's entering into this Agreement nor the consummation of the transactions contemplated hereby will give rise to, or trigger the application of, any rights of any third person that would come into effect upon the consummation of the transactions contemplated hereby.

     5.4  Taxes. At the Closing, and upon the date of any subsequent transfer of
          -----
Assets to Buyer in accordance with this Agreement, there will be no Tax liens against any of the Assets to be transferred to Buyer hereunder. Seller has paid or will pay, when due, any Taxes attributable to periods prior to the Closing with respect to the Assets or the Business Verticals which, if unpaid, may result in a Tax lien against any of the Assets.

     5.5  Litigation. There is no claim, action, suit or proceeding pending (or,
          ----------
to Seller's knowledge, currently threatened), against Seller by way of arbitration or before any Governmental Entity that, if resolved adversely to Seller, might reasonably be expected to, (a) result, either individually or in the aggregate, in any Material Adverse Effect on the Business

Verticals or the Assets, (b) materially impair the ability of Seller to perform its obligations under this Agreement or the Seller Ancillary Documents, or (c) prevent, delay, or make illegal the consummation of the transactions contemplated by this Agreement, nor is Seller aware of any reasonable basis therefor. To Seller's knowledge, there are no judgments, decrees, injunctions or orders of any Governmental Entity, instrumentality or arbitrator against Seller affecting the Assets or the Business Verticals. Seller has not, nor does Seller intend to, initiate any claim, action, suit or proceeding that might affect the Business Verticals or the Assets.

    5.6   Financial Statements; Liabilities. Attached to the Seller Disclosure
          ---------------------------------
Letter as Schedule 5.6 is (i) an unaudited balance sheet of Seller as of
          ------------
December 31, 2000, (ii) an unaudited income statement of Seller for the fiscal year ended December 31, 2000 (the "Seller Balance Sheet Date"), (iii) an unaudited balance sheet of Seller as of June 30, 2001 and (iv) an unaudited income statement of Seller covering the period from January 1, 2001 to June 30, 2001 (collectively the "Seller Financial Statements"). The Seller Financial Statements (i) are in accordance with the books and records of Seller, (ii) are true, correct and complete in all material respects and present fairly the financial condition of Seller and the Business, as applicable, at the date or dates therein indicated and the results of operations for the period or periods therein specified, and (iii) have been prepared in all material respects in accordance with GAAP, consistently applied and in accordance with past practices of Seller. Also included in Schedule 5.6 is a complete, itemized listing of all
                            ------------
of Seller's debts, liabilities and obligations known to Seller of any nature, whether due or to become due (including absolute liabilities, accrued liabilities and contingent liabilities), which sets forth in each case, the name of the creditor and the amount of such debt, liability or obligation (the "Accounts Payable List"). Neither Seller nor any of its subsidiaries has any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Seller Financial Statements, except for those that may have been incurred after the Seller Balance Sheet Date in the ordinary course of Seller's and its subsidiaries' businesses, taken as a whole, those arising in connection with the Agreement and the transactions contemplated hereby and those listed on Schedule 5.6. To Seller's knowledge, there are no
                           ------------
circumstances, conditions, events or arrangements that may reasonably be expected to hereafter give rise to any liabilities of the Business, other than liabilities arising in the ordinary course of business consistent with past practice. There are no liabilities relating to the Assets or the Business Verticals for breach of contract, breach of warranty, tort or infringement not specifically disclosed in Schedule 5.6 of the Seller Disclosure Letter. Since
                          ------------
the Seller Balance Sheet Date, there has been no fact or development known to Seller which could have a Material Adverse Effect on the Business Verticals or the Assets, nor has there been any damage, destruction or loss, whether or not covered by insurance, which adversely affects the Business Verticals or the Assets.

     5.7  Absence of Certain Changes. Since the Seller Balance Sheet Date,
          --------------------------
except to the extent as would not adversely affect the Assets or the Business, there has not been:

          (a)  any Material Adverse Effect on Seller;

          (b)  any Encumbrance placed on any of the properties of Seller;

          (c) any material obligation or liability incurred by Seller (including any obligation of Seller as guarantor or otherwise with respect to the obligations of others) which is unpaid, unperformed or unsatisfied, other than those reflected in the Accounts Payable List;

          (d) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Seller other than in the ordinary course of business in individual amounts less than $10,000, except under this Agreement;

          (e) any declaration, setting aside or payment of any non-cash dividend on, or the making of any other non-cash distribution in respect of, the Seller's capital stock; or

          (f) any entry into, amendment of, relinquishment, termination or nonrenewal by Seller of any contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business, except as provided in this Agreement, but in no event involving obligations or payments to the Seller in excess of $10,000 individually or $25,000 in the aggregate.

     5.8  Assets; Title. Seller holds good and marketable title to all of the
          -------------
Assets, free and clear of all Encumbrances, including the entire $6,000,000 of the Cash included in the Assets in accounts over which it has sole control or in escrow for its benefit, release of which escrow is conditioned solely upon the Closing. Title to all the Assets is freely transferable from Seller to Buyer without obtaining the consent or approval of any person, except such consents and approvals as are listed in Schedule 5.8 of the Seller Disclosure Letter;
                               ------------
provided that Buyer not Seller, shall be responsible for obtaining any consents or approvals that may be necessary to transfer the Customer List Assets to Buyer. The Customer List Assets are complete and accurate in all material respects. The Assets constitute all assets, properties, rights and Intellectual Property that are reasonably necessary or required to enable Buyer to own, conduct, operate and maintain the Business Verticals as customarily operated by Seller.

     5.9  Intellectual Property.
          ---------------------

          (a) The term "Seller Intellectual Property" shall mean, collectively, all Intellectual Property that is owned by or exclusively licensed to Seller with respect to the Assets and confidential business information or other proprietary information related to the Assets.

          (b) Seller owns, or has the valid right or license to use, possess, sell, license, copy, distribute, market, advertise, dispose of and has the right to bring actions for the infringement of, and where necessary, has made timely and proper application for, all Seller Intellectual Property rights, free and clear of any Encumbrance (excluding licenses and related restrictions and excluding any consents or approvals necessary to transfer the data contained on the Customer List Assets to Buyer at the Closing). Except as disclosed in
Schedule 5.9(b) of the Seller Disclosure Letter, Seller has not granted to any
---------------
third person any outstanding licenses or other rights to any of the Seller Intellectual Property. To the knowledge of Seller, no person has or is infringing or misappropriating any Seller Intellectual Property.

          (c) With regard to each Trademark (or each application or registration therefor), all necessary registration, maintenance and renewal fees currently due in connection therewith have been made and all necessary documents, recordations and certificates in connection therewith have been filed with the relevant trademark or other Governmental Entity in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Trademark (or such application or registration therefor).

          (d) To the knowledge of Seller, Seller's use of the Assets before the Closing has not and will not have violated or infringed upon, and is not violating or infringing upon, and does not misappropriate any Intellectual Property or proprietary right of any third person, except to the extent such violation or infringement would not have a Material Adverse Effect on the Business Verticals or the Assets. There is no pending or, to the knowledge of the Seller, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Seller Intellectual Property nor, to the knowledge of Seller, is there any basis for any such claim, nor has Seller received any written notice asserting that any Seller Intellectual Property or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other person, nor, to the knowledge of Seller, is there any basis for any such assertion.

          (e) Seller has taken all steps reasonably necessary and commercially prudent to protect its right, title and interest in and to the Seller Intellectual Property. To the knowledge of Seller, there has not been, and there is not now, any unauthorized use, infringement or misappropriation of any of the Seller Intellectual Property by any person.

          (f) Seller's use, license and sale of any Customer List Assets and Seller's transfer of the Customer List Assets to Buyer pursuant to this Agreement have complied and will comply with Seller's published privacy policies in effect at the time such Customer List Assets were collected.

     5.10 Compliance with Laws. To the Seller's knowledge, Seller has materially
          --------------------
complied with all Legal Requirements applicable to the Business Verticals or the use of the Assets (including all export control laws and regulations of the United States of America or any governmental, authority or agency of the United States government) and Seller is not in default with respect to any order, judgment, writ, injunction, decree, award, rule or regulation of any Governmental Entity which restrains or limits the operations of the Business Verticals or the use of the Assets, except to the extent that the failure to do so comply would not have a Material Adverse Effect on the Business Verticals or the Assets. Seller holds, or made filings for, all material permits, licenses and approvals from, and all filings with, government (and quasi-governmental) agencies and authorities, that are necessary or legally required with respect to the Business Verticals or the Assets ("Governmental Permits") and all such Governmental Permits are in full force and effect and are listed in Schedule
                                                                    --------
5.10 to the Seller Disclosure Letter. Seller has not received any notice or
----
other communication from any Governmental Entity regarding (i) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit. Seller has at all times been in compliance with Applicable Laws relating to the privacy of users of each of the Seller's websites and as contained in Customer List Assets, except where failure to so comply would not have a Material Adverse Effect on the Customer List Assets.

     5.11 Brokerage and Finder's Fees. Neither Seller nor any of its Affiliates
          ---------------------------
has employed any broker, finder or agent, or agreed to pay or incurred any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder or agent with respect thereto as a result of which any claim for a fee can be asserted against Buyer.

     5.12 Customer Lists Complete. The Customer List Assets contain accurate and
          -----------------------
complete lists, in all material respects, of each current and past customer of the Business with regard to the Business Verticals, and the records contained therein for each customer shall contain the information set forth on the exemplar attached hereto as Exhibit 4. Seller has not received any written, or to Seller's knowledge, oral notice, and to Seller's knowledge, no current customer listed in the Customer List Assets is dissatisfied with any services provided to such customer through the Business Verticals.

     5.13 No Fraudulent Transfer. Seller is not entering into this Agreement or
          ----------------------
the Seller Ancillary Documents and the transactions contemplated hereby and thereby with the intent to defraud, delay or hinder any of its present or future creditors and the transfers contemplated hereby and thereby will not have such effect. The transaction contemplated in this Agreement and the Seller Ancillary Documents will not constitute a fraudulent transfer, or otherwise give rise to any right of any creditor of Seller to avoid the sale of the Assets to Buyer whether as a fraudulent, preferential or otherwise avoidable transfer or conveyance or to seek to impose upon or satisfy from the Buyer or its assets or any of the Assets (or to obtain control of any of them in connection with such purpose), any claim against or obligation of Seller, whether arising before or after the Closing.

     5.14 Solvency; No Bankruptcy or Insolvency Proceedings. Seller is currently
          -------------------------------------------------
Solvent. Neither Seller nor any of its assets or properties is subject to, or the subject of, any Insolvency Proceeding. Seller has not initiated, taken or attempted to initiate or take, or been the subject of, any Insolvency Action and no assets or properties of Seller are subject to any Insolvency Proceeding or Insolvency Action. No writ of attachment, execution or similar process has been ordered, executed or filed against Seller or any of its assets or properties. Seller has no any reason to expect that any of the aforementioned actions, or any similar action, will take place or be taken, and Seller is not aware of any grounds for any of the aforementioned actions or like action. Seller has no intention to file a voluntary petition for relief under the United States Bankruptcy Code or to seek relief on its debts under or the protection of any other bankruptcy or insolvency law or Insolvency Proceeding, and, to Seller's knowledge, no creditor of Seller has threatened to file an involuntary petition for relief under the United States Bankruptcy Code or to institute any other Insolvency Proceedings against Seller.

     5.15 Fairness of Consideration. The consideration paid and agreements made
          -------------------------
by Buyer and Seller under this Agreement for the Assets represents fair and reasonably equivalent consideration for the Assets, and all other assignments and agreements made by Seller under this Agreement and the Seller Ancillary Agreements.

     5.16 Tax Consequences. Seller has reviewed with its own Tax advisors the federal, state, local and foreign Tax consequences of the transactions contemplated by this Agreement. Seller relies solely on such advisors and not on any statements or representations of Buyer, Buyer's counsel, or any of Buyer's agents. It understands that it (and not Buyer) shall be responsible for its own Tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     5.17 Investment Representations.
          --------------------------

          (a) Purchase for Own Account. The Total Shares of DoveBid Capital
              ------------------------
Stock issuable as the Purchase Price, including all which are issuable as the Holdback Amount and all which are issuable upon a post-Closing adjustment as provided in Section 3.4 (collectively, the "Purchased Shares"), to be purchased by Seller hereunder will be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and, except in connection with a Distribution in accordance with Section 7.14, Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. Seller also represents that Seller has not been formed for the specific purpose of acquiring the Purchased Shares.

          (b) Disclosure of Information. At no time was the Seller presented
              -------------------------
with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Purchased Shares. Seller has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by Seller under this Agreement. Seller further has had an opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent Buyer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Seller or to which Seller had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by Buyer in Section 6.

          (c) Investment Experience. Seller understands that the purchase of the
              ---------------------
Purchased Shares involves substantial risk. Seller acknowledges that Seller is able to fend for itself, can bear the economic risk of Seller's investment in the Purchased Shares and its Board of Directors has such knowledge and experience in financial or business matters that Seller is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment.

          (d) Accredited Investor Status. Seller is an "accredited investor"
              --------------------------
within the meaning of Regulation D promulgated under the Securities Act, in that Seller is a corporation, not formed for the purpose of acquiring the Purchased Shares, with total assets in excess of $5,000,000.

          (e)  Restricted Securities. Seller understands that the Purchased
               ---------------------
Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Buyer in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Seller represents that Seller is familiar with Rule 144 of the Securities and Exchange Commission (the "SEC"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Seller understands that Buyer is under no obligation to register any of the Purchased Shares except as provided in the Rights Agreement. Seller understands that no public market now exists for any of the Purchased Shares and that it is uncertain whether a public market will ever exist for the Purchased Shares or the Conversion Shares.

          (f)  Further Limitations on Disposition. Without in any way limiting
               ----------------------------------
the representations set forth above, Seller further agrees not to make any disposition of all or any portion of the Purchased Shares or the Conversion Shares unless and until:

               (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii) Seller shall have notified Buyer of the proposed disposition and shall have furnished Buyer with a statement of the circumstances surrounding the proposed disposition, and, at the expense of Seller or its transferee, with an opinion of counsel, satisfactory to Buyer acting reasonably, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of paragraphs (a) and (b) above, but subject to
Section 7.14, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any portion of the Purchased Shares or Conversion Shares in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of any portion of the Purchased Shares or Conversion Shares by Seller without payment of consideration to (A) its stockholders, (B) any of its controlled affiliates, (C) the estate of any such stockholder; provided that in
                                                               --------
each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 5.18 (other than Section 5.18(d)) to the same extent as if the transferee were the Seller hereunder.

          (g)  Legends. It is understood that the certificates evidencing the
               -------
Purchased Shares and the Conversion Shares included therein will bear the legends set forth below in addition to any other legends required by applicable law or by any agreement between Seller and Buyer:

               (i) The legend regarding the Securities Act in the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND

     RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

               (ii) Any legend required by the laws of the State of California, including, where applicable, any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code or any other state securities laws, including, where applicable, a legend substantially in the following form:

     THE SHARES EVIDENCED BY THIS CERTIFICATE: (1) ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE COMPANY AT THE OPTION OF THE HOLDER AT ANY TIME PRIOR TO AUTOMATIC CONVERSION THEREOF; AND (2) AUTOMATICALLY CONVERT INTO COMMON STOCK OF THE COMPANY IN THE EVENT OF A PUBLIC OFFERING MEETING CERTAIN REQUIREMENTS OR UPON CERTAIN CONSENTS OF THE HOLDERS OF THE COMPANY'S PREFERRED STOCK ALL PURSUANT TO AND UPON THE TERMS AND CONDITIONS SPECIFIED IN THE COMPANY'S CERTIFICATE OF INCORPORATION. A COPY OF SUCH CERTIFICATE OF INCORPORATION MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY'S PRINCIPAL OFFICE.

     The first legend set forth in (a) above shall be removed by Buyer from any certificate evidencing Purchased Shares upon delivery to Buyer of an opinion by counsel, reasonably satisfactory to Buyer, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Buyer issued the Purchased Shares.

               (iii) The legend required by the Stockholders' Agreement in the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT, WHICH CONTAINS RESTRICTIONS ON TRANSFER, RIGHTS OF FIRST REFUSAL, RIGHTS OF REPURCHASE, AND VOTING RIGHTS. A COPY OF SAID STOCKHOLDERS' AGREEMENT MAY BE OBTAINED FROM THE COMPANY BY THE HOLDER OF SUCH CERTIFICATE.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER SOLELY FOR ITS OWN ACCOUNT FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ACT OR STATE SECURITIES LAWS

     AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM.

     5.18 Stop-Transfer Instructions. Seller agrees that to ensure compliance
          --------------------------
with the restrictions imposed by this Agreement, Buyer may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and if Buyer transfers its own securities, it may make appropriate notations to the same effect in its own records.

     5.19 Refusal to Transfer. Buyer will not be required to (i) transfer on its
          -------------------
books any Purchased Shares or other securities that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) treat as owner of such Purchased Shares or the Conversion Shares, or to accord the right to vote or pay dividends, to any purchaser or other trustee to whom such Purchased Shares or other securities have been so transferred.

6.   REPRESENTATIONS AND WARRANTIES OF BUYER.
     ---------------------------------------

          Except as disclosed in the letter from Buyer addressed to Seller and dated as of the date hereof (the "Buyer Disclosure Letter"), Buyer hereby represents and warrants to Seller as follows:

          6.1  Corporate Organization. Buyer is a corporation duly organized,
               ----------------------
validly existing, and in good standing under the laws of the State of Delaware, has the power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to conduct business in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except to the extent that the failure to so qualify would not have a Material Adverse Effect on Buyer.

          6.2  Power, Authority and Validity.
               -----------------------------

               (a) Buyer has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and all agreements or other documents that Buyer is required to execute and deliver hereunder (the "Buyer Ancillary Documents").

               (b) The execution, delivery and performance of this Agreement and the Buyer Ancillary Documents have been duly and validly approved and authorized by Buyer's Board of Directors.

               (c) Under the Buyer's Certificate of Incorporation and Bylaws (the "Buyer Charter Documents") and Delaware law and applicable California law, the vote of (i) sixty-six and seven-tenths percent (66.7%) of the outstanding shares of DoveBid Preferred Stock, voting as a separate class, (ii) a majority of the outstanding shares of DoveBid Common Stock, voting as a separate class and (iii) a majority of the outstanding shares of DoveBid Preferred Stock and DoveBid Common Stock, voting together, is necessary and sufficient for Buyer's stockholders to approve the execution, delivery and performance of this Agreement and the Buyer Ancillary

Documents and the consummation of the transactions contemplated hereby and thereby. Except as set forth in Section 6.2(d), no other action or approval on the part of the holders of any of the securities of Buyer is required under Delaware law, applicable California law or under the Buyer Charter Documents in order to validly approve and authorize the execution, delivery and performance of this Agreement and the Buyer Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

          (d) In connection with the issuance of the shares of DoveBid Capital Stock to Seller as the Purchase Price hereunder, Buyer will require the following consents to the following agreements: (i) in connection with the grant of certain registration and other rights, amendment of the Second Amended and Restated Investors' Rights Agreement, dated as of February 25, 2001, among Buyer and the holders of Series C Preferred and certain other investors in Buyer (the "Prior Rights Agreement"), which amendment will require the consent of Buyer and the holders of a majority or "Registrable Securities" then outstanding (as defined therein); and (ii) in connection with the grant of certain rights of first refusal, voting and other rights to the Seller, the amendment of the Second Amended and Restated Stockholders' Agreement, dated as of February 25, 2000, between Buyer, and certain holders of DoveBid Capital Stock (the "Prior Stockholders' Agreement"), which amendment will require the consent of the "Stockholders" (as defined therein) holding (x) at least sixty-six and seven-tenths percent (66.7%) of the then outstanding shares of Buyer's Series A Preferred Stock, Series B Preferred Stock and Series C Preferred, voting together on an as-converted to common stock basis, and (y) a majority of the then outstanding shares of DoveBid Common Stock.

          (e) No filing, authorization or approval, governmental or otherwise, is necessary to enable Buyer to enter into, and to perform its obligations under this Agreement and the Buyer Ancillary Documents, and to consummate the transactions contemplated hereby and thereby, except for (i) the filing of the Restated Certificate with the Delaware Secretary of State, (ii) the approvals of Buyer's stockholders set forth in Section 6.2(c), and (iii) the approvals set forth in Section 6.2(d); (iv) such filings as may be required to comply with federal and state securities laws and the securities of any foreign country.

          (f) This Agreement and the Buyer Ancillary Documents are, or when executed and delivered by Buyer, will be duly and validly executed and delivered and will be valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as to the effect, if any, of (i) applicable bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

     6.3  Capitalization.
          --------------

          (a) The authorized capital stock of Buyer consists of (i) 55,000,000 shares of Common Stock, $0.001 par value per share, of which 11,877,348 shares are issued and outstanding, and (ii) 30,000,000 shares of Preferred Stock, $0.001 par value per share, of which (A) 4,400,000 shares are Series A Preferred Stock, 4,160,156 of which are issued and outstanding and each of which is currently convertible into one share of DoveBid Common

Stock, (B) 6,000,000 shares of Series B Preferred Stock, 5,605,811 of which are issued and outstanding and each of which is currently convertible into one share of DoveBid Common Stock; and (C) 19,400,000 shares of Series C Preferred, 16,387,936 of which are issued and outstanding and each of which is currently convertible into one share of DoveBid Common Stock. Subject to necessary approval of the holders of DoveBid Capital Stock, upon the filing of the Restated Certificate with the Delaware Secretary of State, the authorized capital stock of Buyer will be as set forth in the Restated Certificate.

          (b) An aggregate of 4,166,666 shares of DoveBid Common Stock are reserved and authorized for issuance pursuant to the 1999 Stock Option Plan, of which options to purchase a total of 1,910,337 shares of DoveBid Common Stock are outstanding, and an aggregate of 16,464 shares of DoveBid Common Stock are reserved for issuance pursuant to outstanding options outside of the 1999 Stock Option Plan. An aggregate of 468,333 shares of Series C Preferred are reserved for issuance upon exercise of warrants outstanding to purchase such DoveBid Capital Stock. In addition, there are outstanding Convertible Subordinated Promissory Notes (each, a "Convertible Note") in original principal amount of $23.2 million.

          (c) Except as set forth in this Section 6.3, there are no shares of DoveBid Capital Stock and no Convertible Securities and no Rights, no debt securities and no commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any equity interest in Buyer or obligating Buyer to grant, extend, or enter into any such Convertible Security, Right or debt security of Buyer. Except for the provisions of Buyer's Certificate of Incorporation concerning voting rights for election of directors of Buyer and for the rights set forth in the Buyer Stockholders' Agreement, there is no voting agreement, right of first refusal or other restriction (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of Buyer's outstanding securities. Other than those under the Rights Agreement, Buyer is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued.

          (d) All issued and outstanding shares of DoveBid Capital Stock and all outstanding Convertible Securities and Rights have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by Buyer in compliance with (i) all applicable securities laws and other applicable material Legal Requirements and (ii) all material requirements set forth in applicable agreements or instruments.

          (e) Except as provided in the Rights Agreement, Buyer is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is Buyer obligated to register or qualify any such securities under any state securities or blue sky laws.

     6.4  Subsidiaries. Section 6.4 to the Buyer Disclosure Letter sets forth a
          ------------
complete list of each corporation, joint venture or other business entity in which Buyer has any interest, direct or indirect. Each such subsidiary of Buyer is duly organized under the laws of its charter, validly existing and in good standing under the laws of the jurisdiction in which it is chartered, has the power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, except to the extent that the failure thereof would not result in a Material Adverse Effect on Buyer.

     6.5  No Conflict. Neither the execution and delivery of this Agreement nor
          -----------
any Buyer Ancillary Documents by Buyer will (i) violate any provision of the Buyer Charter Documents, (ii) subject to obtaining the approval set forth in
Section 6.2(d), any instrument or contract to which Buyer is a party or by which Buyer or its assets or properties is bound or affected, or (iii) subject to obtaining approval of the Buyer's stockholders and compliance with the matters set forth in Section 6.2(c), violate any federal, state, local or foreign laws, ordinances, regulations or rules or orders, writs, injunctions, awards, judgments or decrees of any Governmental Entity applicable to the Buyer or its business or properties, except in the cases of clauses (ii) or (iii) where such termination, breach, impairment or violation could not reasonably be expected to result in a Material Adverse Effect on Buyer.

     6.6  Taxes. Except as set forth in Section 6.6 of the Buyer Disclosure
          -----                         -----------
Schedule or as would not have a Material Adverse Effect on Buyer:

               (i) Buyer has prepared and filed all federal, state, local and foreign Returns relating to any and all Taxes concerning or attributable to Buyer, its subsidiaries (during the period when such entities were subsidiaries of Buyer) or their operations and such Returns are true and correct and have been completed in accordance with applicable Legal Requirements.

               (ii) Buyer: (A) has paid, caused to be paid or accrued in accordance with GAAP all Taxes it and its subsidiaries are required to pay or accrue and (B) has withheld all federal and state income Taxes pursuant to the FICA, FUTA and other Taxes required to be withheld and has paid such Taxes to the applicable Taxing Authority within the time required by applicable Legal Requirements.

               (iii) Buyer has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Buyer, nor has Buyer executed any waiver of any statute of limitations on or extended the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of Buyer is presently in progress, nor has Buyer been notified of any request for such an audit or other examination.

               (v) Buyer has no liability for unpaid Taxes as of the Buyer Balance Sheet Date which have not been accrued or reserved against in accordance with GAAP in Buyer Financial Statements, whether asserted or unasserted, contingent or otherwise, and Buyer has not incurred any liability for Taxes since the Buyer Balance Sheet Date other than in connection with the operation of its and its subsidiaries' business in the ordinary course consistent with past practice.

               (vi) There are no Encumbrances on the assets of Buyer relating to relating to or attributable to any failure or alleged failure to pay any Tax and there is no basis for the assertion of any claim relating or attributable to Taxes which, if determined adversely to Buyer, would result in any material Encumbrance on the assets of Buyer.

             (vii) No adjustment relating to any Returns filed by Buyer has been proposed in writing formally or informally by any Tax Authority to Buyer.

             (viii) Buyer has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code within the last two years. No DoveBid Capital Stock has been distributed in a transaction satisfying the requirements of Section 355 of the Code within the last two years.

     6.7 Valid Issuance of Stock.
         -----------------------

         (a) The Purchased Shares, when paid for and then issued, as provided in this Agreement, will be duly authorized and validly issued, fully paid and nonassessable. The Conversion Shares, have been duly and validly reserved for issuance upon conversion thereof and, when issued upon such conversion in accordance with the Restated Certificate (assuming no change in the Restated Certificate or in applicable law), will be duly authorized and validly issued, fully paid and nonassessable.

         (b) Based in part on the representations made by Seller in Section 5.17, the offer and sale of the Purchased Shares solely to Seller in accordance with this Agreement and (assuming no change in currently applicable law or the Restated Certificate, no transfer of Purchased Shares by any holder thereof and no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Conversion Shares upon conversion of the Purchased Shares) the issuance of the Conversion Shares are exempt from the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws.

         (c) At no time has Buyer presented or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation the offer, sale and purchase of the Purchased Shares.

     6.8 Litigation. There is no action, suit, proceeding, claim, arbitration or
         ----------
investigation pending (or, to Buyer's knowledge, currently threatened) against Buyer or any of its subsidiaries, or any of their activities or properties by way of arbitration or before any Governmental Entity that, if resolved adversely to Buyer or such subsidiary, might reasonably be expected to, (a) have a Material Adverse Effect on Buyer, (b) materially impair the ability of Buyer to perform its obligations under this Agreement or the Buyer Ancillary Documents or
(c) prevent, delay, or make illegal the consummation of the transactions contemplated by this Agreement. Neither Buyer nor any of its subsidiaries is a party, nor to Buyer's knowledge, subject to any material writ, order, injunction, judgment, or decree of any Governmental Entity.

     6.9 Buyer Financial Statements. Buyer has delivered to Seller (i) Buyer's
         --------------------------
unaudited consolidated balance sheet as of December 31, 2000, (ii) Buyer's unaudited consolidated income statement and statement of cash flows for the year ended December 31, 2000, (iii) Buyer's unaudited balance sheet as of June 30, 2001 (the "Buyer Balance Sheet Date"), and (iv) Buyer's unaudited income statement and statement of cash flows for the six-month period ended June 30, 2001 (collectively the "Buyer Financial Statements"). The Buyer Financial Statements (i) have been prepared in conformity with GAAP consistently applied (except that unaudited interim financial statements may not contain all footnotes required by GAAP), (ii) are in accordance with the books and records of Buyer and its subsidiaries and (iii) are true, correct and complete and fairly present the consolidated financial condition of Buyer and its subsidiaries at the respective dates therein indicated and the results of operations for the respective periods therein specified (except that the Buyer Financial Statements do not include all footnotes required by GAAP). Neither Buyer nor any of its subsidiaries has any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Buyer Financial Statements, except for those that may have been incurred after the Buyer Balance Sheet Date in the ordinary course of Buyer's and its subsidiaries' businesses, taken as a whole, and those arising in connection with the Agreement and the transactions contemplated hereby. Since the Buyer Balance Sheet Date, there has not been any event which could reasonably be expected to have a Material Adverse Effect on Buyer.

     6.10 Title to Property and Assets. Buyer and its subsidiaries each have
          ----------------------------
good and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all its material tangible properties and assets, real, personal and mixed, used or held for use in their businesses or otherwise reflected on the Buyer Financial Statements. All such assets owned by Buyer and its subsidiaries are free of any Encumbrances, except for any liens which arise in the ordinary course of business and do not materially impair Buyer's or its subsidiary's ownership or use of such property or assets including any liens granted to third parties on assets acquired by Buyer or such subsidiary (a) for resale in the ordinary course of business or (b) pursuant to a lease or purchase money financing for use in the ordinary course of business, provided that in each case such liens do not relate to any assets of Buyer or such subsidiary other than the assets so acquired. With respect to its material leased property and assets, Buyer and each of its subsidiaries is in compliance with such leases (to the extent, in each case, that it is a party thereto) in all material respects and, to Buyer's knowledge, Buyer or the party subsidiary holds a valid leasehold interest free of Encumbrances. All machinery and equipment included in such assets is in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Buyer or any of its subsidiaries is a party are fully effective and afford Buyer or such party subsidiary peaceful and undisturbed possession of the subject matter of the lease.

     6.11 Intellectual Property. For purposes of this Agreement, "Buyer
          ---------------------
Intellectual Property" means any Intellectual Property that is owned by, or exclusively licensed to, Buyer or one of its subsidiaries and "Buyer Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Buyer or one of its subsidiaries. Except, in each case, as would not have a Material Adverse Effect on Buyer:

          (a) Each of Buyer and its subsidiaries own and have good and exclusive title to, or have licenses sufficient for the conduct of their joint business as currently conducted, in or to the Intellectual Property used in or required for the conduct of Buyer's business, except where the failure to have such rights would not have a Material Adverse Effect on Buyer. Buyer and its subsidiaries own all right, title and interest in and to all Buyer Intellectual Property free and clear of any Encumbrance (excluding licenses and related restrictions).

          (b) All necessary registration, maintenance and renewal fees currently due in connection with the Buyer Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with the Buyer Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Buyer Registered Intellectual Property, except, in each case, as would not have a Material Adverse Effect on such item of Buyer Registered Intellectual Property.

          (c) To the Buyer's knowledge, the operation of the business of Buyer and its subsidiaries as such business currently is conducted, including the design, development, marketing and sale of their products or services (including with respect to products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third person.

          (d) Buyer has not received written notice from any third person asserting that the operation of the business of Buyer and its subsidiaries or any act, product or service of any of them, infringes or misappropriates the Intellectual Property of any third person, which allegation, if true, would have a Material Adverse Effect on Buyer.

          (e) To the knowledge of Buyer, no person is infringing or misappropriating any Buyer Intellectual Property.

     6.12 Compliance with Law and Documents. Buyer is not in violation or
          ---------------------------------
default of any provisions of its Certificate of Incorporation or Bylaws, and Buyer is in compliance with all applicable statutes, laws, regulations and executive orders of the United States of America and all states, foreign countries or other Governmental Entities having jurisdiction over Buyer's business or properties the violation of which would have a Material Adverse Effect on Buyer's business.

     6.13 Brokerage and Finder's Fees. Neither Buyer nor any of its Affiliates
          ---------------------------
has employed any broker, finder or agent, or agreed to pay or incurred any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder or agent with respect thereto as a result of which any claim for a fee can be asserted against Seller.

     6.14 Contracts and Commitments. Neither Buyer nor any of its subsidiaries
          -------------------------
is in default under any material contract, obligation or commitment to which it is a party, and no event has occurred which (with the giving of notice or passage of time, or both) may result in a termination, breach, impairment or violation of any such material contract, obligation or commitment, except, in each case, where such default, termination, breach, impairment or violation would not have a Material Adverse Effect on Buyer.

     6.15 Tax Consequences. Buyer has reviewed with its own Tax advisors the
          ----------------
federal, state, local and foreign Tax consequences of the transactions contemplated by this Agreement. Buyer relies solely on such advisors and not on any statements or representations of Seller, Seller's counsel, or any of Seller's agents. It understands that it (and not Seller) shall be responsible for its own Tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     6.16 Insurance. Buyer maintains insurance which provides coverage that is
          ---------
sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its material properties that might be damaged or destroyed by fire or to compensate Buyer for any reasonably likely casualty loss except where the failure to maintain such insurance would not, in the event of an uninsured loss, have a Material Adverse Effect on Buyer.

7.   COVENANTS OF SELLER AND BUYER.
     -----------------------------

     7.1  Conduct of Business. From the date of this Agreement until the earlier
          -------------------
of the termination of this Agreement pursuant to Section 9 or the Closing, Seller will carry on the Business in such a manner that there shall be no Material Adverse Effect upon the Business Verticals or the Assets, except such adverse effects as may result from the activities described on Schedule 7.1 of
                                                               ------------
the Seller Disclosure Letter.

     7.2  Reasonable Efforts; Notification.
          --------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using all reasonable efforts to accomplish the following: (i) causing the conditions precedent set forth in Section 8 to be satisfied, (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities) and taking all steps that may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity,
(iii) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding anything in this Agreement to the contrary, neither Buyer nor any of its Affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Buyer or any of its Affiliates or the holding separate of any of the Assets or imposing or seeking to impose any limitation on the ability of Buyer or any of its Affiliates to conduct the Business or their business or own the Assets upon and after the Closing.

          (b) Each of Seller and Buyer will give prompt notice to the other of
(i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iii) any litigation relating to, involving or otherwise affecting Buyer or any of Buyer's subsidiaries that relates to the consummation of the transactions contemplated by this Agreement. Seller shall give prompt notice to Buyer of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Seller to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Buyer shall give prompt notice to Seller of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Buyer to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     7.3  Consent of Third Parties. Prior to the Closing Date, Seller shall
          ------------------------
obtain the consent in writing of all persons necessary to permit Seller to assign and transfer all of the Assets to Buyer, free and clear of all Encumbrances, claims or restrictions, and to perform its obligations under, and to conclude the transactions contemplated by, this Agreement and the Seller Ancillary Documents in order that the performance hereof will not adversely affect the Business Verticals or the Assets; provided, however, that Buyer, not Seller, shall be responsible for obtaining any consents or approvals that may be necessary to transfer the Customer List Assets to Buyer.

     7.4  Stockholder Meetings and Actions.
          --------------------------------

          (a) Prior to the Closing Date, Seller will use its commercially reasonable best efforts to solicit and obtain the necessary votes and approvals of Seller's stockholders in accordance with the DGCL and the Seller Charter Documents to solicit the written consents of the holders of capital stock of Seller (the "Seller Stockholders' Consent") to approve this Agreement, the Seller Ancillary Documents and the transactions contemplated hereby and thereby (the "Seller Submitted Matters") within fifteen business days after the date of this Agreement. Seller will take all reasonable action necessary or advisable to solicit and obtain the vote of the holders of capital stock of Seller required by the DGCL and the Seller Charter Documents for approval of the Seller Submitted Matters. Seller shall ensure that the Seller Stockholders' Consents are solicited in compliance with applicable law and the Seller Charter Documents. In its notice requesting the Seller Stockholders' Consents and materials provided to the stockholders of the Seller in connection therewith:
(i) the Board of Directors of Seller shall recommend that holders of Seller's capital stock vote in favor of and adopt and approve each of the Seller Submitted Matters; and (ii) the Board of Directors of Seller will not withdraw, amend or modify in a manner adverse to Buyer its recommendation, that the holders of Seller's capital stock vote in favor of and adopt and approve each of the Seller Submitted Matters.

          (b) Prior to the Closing Date, Buyer will use its reasonable efforts to solicit and obtain the necessary votes and approvals of Buyer's stockholders in accordance with the DGCL, applicable California law, the Buyer Charter Documents or such agreements to: (i) adopt the Restated Certificate; (ii) adopt this Agreement and the transactions contemplated hereby, including the issuance to Seller upon or after the Closing of the Purchased Shares for the Assets;
(iii) adopt the Rights Agreement; and (iv) adopt the Stockholders' Agreement. Buyer shall ensure that all such approvals are solicited in compliance with applicable law and the Buyer Charter Documents. In its solicitation of Buyer's stockholders of the approvals set forth in this Section 7.4(b) and materials provided to Buyer's stockholder in connection therewith, the Board of Directors of Buyer shall (x)
(A) recommend that Buyer's stockholders vote in favor of and adopt and approve this Agreement, the issuance to Seller upon or after the Closing of the Purchased Shares for the Assets; (B) recommend that Buyer's stockholders vote in favor of and adopt and approve the amendments to the Restated Certificate and
(C) recommend to Buyer's stockholder parties to the Rights Agreement and the Stockholders' Agreement the adoption of the amendments to the form thereof described in clauses (iii) and (iv) of this Section 7.4(b); and (y) the Board of Directors of Buyer will not withdraw, amend or modify in a manner adverse to Seller its recommendations to such holders of DoveBid Capital Stock.

     7.5  Confidential Information. Prior to and after the Closing Date, all
          ------------------------
copies of financial information, marketing and sales information, pricing, marketing plans, business plans, financial and business projections, manufacturing processes and procedures, formulae, methodologies, inventions, designs, specifications and drawings, and other confidential and/or proprietary information of Buyer disclosed to Seller in the course of negotiating the transaction contemplated by this Agreement ("Buyer Confidential Information") will be held in confidence and will be subject to the terms of that certain Mutual Nondisclosure Agreement, dated March 15, 2001, between Buyer and Seller.

     7.6  Further Assurances and Asset Transfers.
          --------------------------------------

          (a) From and after the Closing Date, Seller shall promptly execute and deliver to Buyer any and all such further assignments, endorsements and other documents as Buyer may reasonably request for the purpose of effecting the transfer of Seller's title to the Assets to Buyer or carrying out the provisions of this Agreement and the Seller Ancillary Documents. Seller hereby appoints Buyer as its attorney-in-fact for the limited purpose of executing such assignments, endorsements and other documents should Seller be unable or unwilling to do so.

          (b) From and after the date of the Closing, Seller agrees to convey, transfer, and assign to Buyer, free and clear of all Encumbrances, any tangible or intangible rights, properties or assets then held by Seller (i) that are necessary to permit Buyer to fully enjoy the benefits of ownership of the Assets, (ii) the conveyance, transfer or assignment of which would have been necessary for representations and warranties of Seller herein to be true and correct as of the date of the Closing or (iii) the conveyance, transfer or assignment of which was or is required by the covenants of Seller contained in this Agreement.

     7.7  Service and Warranty Obligations. From and after the Closing Date,
          --------------------------------
Seller shall be responsible and liable for all warranty, customer service, technical support, price protection or similar obligations with respect to transactions entered into by Seller prior to Closing or arising out of any agreements or contracts related thereto.

     7.8  Transition Page. Promptly after the execution of this Agreement,
          ---------------
Seller shall replace its home page with a home page which is in the form attached hereto as Exhibit 5. Promptly, but in no event more than 24 hours,
                   ---------
following the later of the Closing or July 30, 2001, Seller shall replace all of its web pages, including the information and functionality relating thereto, of all of its websites with a single web page displaying a notice to visitors announcing that Buyer has acquired the Assets and the Business Verticals and redirecting them to Buyer's website, www.dovebid.com. Such web
                                                   ---------------
page shall be substantially in the form attached hereto as Exhibit 6. Such
                                                           ---------
redirection shall be effected via a "click-through" link and shall occur automatically after 30 seconds have elapsed from the display of such notice. Seller's websites shall have no other function or purpose thereafter. Seller shall operate its websites in this manner for the duration of the 90-day period following the Closing. After the expiration of such 90-day period, Buyer shall be responsible for causing visitors to Seller's websites to be immediately, automatically redirected to the Buyer's website, without notice and without stopping at an intermediate web page or site.

     7.9  Post-Closing Access to Information. If, after the Closing Date, in
          ----------------------------------
order properly to operate the Business Verticals or the Assets, or prepare documents or reports required to be filed with any Governmental Entity or prepare Buyer's financial statements or Return, it is necessary that Buyer obtain additional information within Seller's possession relating to the Business Verticals or the Assets, Seller shall furnish or cause its representatives to furnish such information to Buyer or its representatives. Such information shall include all agreements between Seller and any person relating to the Business Verticals or the Assets. Seller shall maintain and make available the information and records specified in this Section 7 until the earlier of the third anniversary of the Closing Date or the dissolution of Seller (and upon such earlier dissolution of Seller, Seller shall provide available copies of such information and records to Buyer).

     7.10 No Post-Closing Retention of Copies. Immediately after the Closing,
          -----------------------------------
Seller shall deliver to Buyer or destroy copies of Assets in Seller's possession that are in addition to copies delivered to Buyer as part of the transfer, whether such copies are in paper form, on computer media or stored in another form.

     7.11 Taxes.
          -----

          (a) Seller shall, to the extent that failure to do so could adversely affect or result in any Encumbrance on the Business Verticals or the Assets or otherwise result in Buyer having any liability for payment of any amount, (i) continue to file within the time period for filing all Returns relating to Taxes, and such Returns shall be true, correct and complete in all material respects, and (ii) pay when due any and all Taxes attributable to or levied or imposed upon the Assets for periods (or portions thereof) through and including the Closing Date whether or not such payment is required to be paid after the Closing Date. Seller shall defend, indemnify and hold Buyer harmless from and against any such Taxes or claims for payment thereof by any Tax Authority.

          (b) Seller agrees to promptly pay all sales, use or other Taxes imposed on the sale of the Assets to Buyer under this Agreement and to defend, indemnify and hold Buyer harmless from and against any such Taxes or claims for payment thereof by any Tax Authority. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any such Taxes. Except as otherwise set forth in Section 7.11(b), Seller shall be responsible for any Taxes imposed upon Seller as a result of any of the transactions contemplated by this Agreement and Buyer shall be responsible for any Taxes imposed upon Buyer as a result of any of the transactions contemplated by this Agreement.

     7.12 Post-Closing Audits and Governmental Inquiries. Seller shall be
          ----------------------------------------------
responsible for responding to any audits, compliance reviews or other government inquiries or actions related to the conduct of the Business prior to and through the Closing Date.

     7.13 No Rights Conferred Upon Employees; Waiver of Non-Competition
          -------------------------------------------------------------
Agreements. The parties hereby acknowledge that Buyer is under no obligation to
----------
employ any current or future employee of Seller or its Affiliates. Without limiting the foregoing, if after the Closing, Buyer hires a current or former employee of Seller or its Affiliates, Seller hereby waives contingent and effective upon the Closing all non-competition agreements that it has in its favor with respect to such employee to each allow Buyer to employ such current or former employees.

     7.14 No Distribution During Measurement Period. Notwithstanding any other
          -----------------------------------------
provision of this Agreement, from the date of the Closing through the end of the Revenue Measurement Period, Seller shall continue to hold (or shall cause its liquidating trust to continue to hold, in the event that Seller elects to transfer its remaining assets to such trust) and shall not effect a Distribution of any of the DoveBid Capital Stock received under this Agreement. In connection with any transfer in violation of this Section 7.14, the provisions of Section
5.18 and 5.19 shall apply. Following the expiration of the Revenue Measurement Period, Buyer shall cooperate with Seller or such liquidating trust to effect any transfers in connection with a Distribution. The provisions of this Section
7.14 shall terminate, to the extent still in force, if either of the following occurs (a) immediately before the closing of the first underwritten sale of Common Stock of the Buyer to the public pursuant to a registration statement filed with, and declared effective by, the Securities Exchange Commission under the Securities Act, covering the offer and sale of Common Stock to the public or
(b) upon (1) the acquisition of all or substantially all the assets of the Buyer or (2) a reorganization, consolidation or merger (or similar transaction or series of transactions) of the Buyer with or into any other corporation or corporations in which the holders of the Buyer's outstanding shares immediately before such transaction or series of related transactions do not, immediately after such transaction or series of related transactions, retain stock representing a majority of the voting power of the surviving corporation (or its parent corporation if the surviving corporation is wholly owned by the parent corporation) of such transaction or series of related transactions.

     7.15 Press Release. Seller and Buyer shall cooperate with one another after
          -------------
the execution of this Agreement to draft a mutually acceptable press release, to be issued following the execution of this Agreement, announcing the acquisition by Buyer of the Assets and the Business Verticals.

     7.16 Certain Introductions. Seller shall use its reasonable best efforts to
          ---------------------
introduce representatives of Buyer to appropriate business contacts at Peterbilt/Pacar promptly following the execution of this Agreement.

     7.17 Discontinuance of Use of Name; Abandonment of Mark. From and after the
          --------------------------------------------------
Closing, Seller shall discontinue using the name or trademark "TradeOut," provided, however, that Buyer hereby grants to Seller, effective as of the Closing, a fully paid, non-exclusive, right to use the trademark "TradeOut" but only in connection with Seller's corporate name as needed for issuance of stock certificates, collection of moneys and obligations which are due to Seller, and other liquidating trust activities and distributions in connection with the dissolution of Seller. In addition, Seller shall not use, sell or license and shall abandon any and all trademarks (whether or not registered), tradenames, trade dress, logos, service marks (whether or not registered) that contain the words "TradeOut Auto" or "tradeoutauto", and shall permit all registrations and applications in the United States Patent and Trademark Office, and in any foreign jurisdiction, related thereto to lapse.

     7.18  Delivery of Instructions to Escrow Agent. Buyer and Seller each
           ----------------------------------------
hereby covenant and agree that upon satisfaction or waiver of all conditions to Closing set forth in Section 8 (other than Sections 8.2(i), 8.2(j) and 8.3(h)), each of Buyer and Seller shall execute and deliver the written notice (the "Escrow Notice"), in substantially the form attached as Exhibit A to the Escrow Agreement, dated July ___, 2001, by and among Seller, Catterton-Simon Partners III, L.P. and Wilson Sonsini Goodrich & Rosati, Professional Corporation ("Escrow Agent"), irrevocably instructing Escrow Agent to distribute the Cash Distribution (as defined in the Escrow Notice) to Buyer.

     7.19  Survival of Covenants. Each of the covenants set forth in this
           ---------------------
Section 7 shall survive the Closing.

8. CONDITIONS TO CLOSING.
   ---------------------

     8.1   Conditions to the Obligations of Each Party. The respective
           -------------------------------------------
obligations of Buyer and Seller hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions:

           (a) TradeOut Stockholder Approval. The principal terms of this
               -----------------------------
Agreement and the transactions contemplated hereby shall have been approved and adopted by each required vote of the holders of Seller's capital stock, and any class or series of such stock, under applicable law and the Seller Charter Documents.

           (b) Buyer Stockholder Approval. The principal terms of this Agreement
               --------------------------
and the transactions contemplated hereby shall have been approved and adopted by each required vote of holders of DoveBid Capital Stock, and any class or series of such stock, under applicable law and the Buyer Charter Documents, the Rights Agreement and the Stockholders' Agreement.

           (c) Buyer Charter Amended. The Restated Certificate shall have been
               ---------------------
approved and adopted by each required vote of the holders of DoveBid Capital Stock, and any required class or series of such stock, under applicable law and the Buyer Charter Documents, and the Restated Certificate shall have been filed with the Secretary of State of the State of Delaware and become effective.

           (d) No Order; HSR Act. No Governmental Entity shall have enacted,
               -----------------
issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation thereof. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

     8.2   Conditions to Buyer's Obligations. The obligations of Buyer hereunder
           ---------------------------------
shall be subject to the satisfaction and fulfillment of each of the following conditions, except as Buyer may expressly waive the same in writing:

           (a) Representations and Warranties. The representations and
               ------------------------------
warranties of Seller set forth in Section 5 that are qualified as to materiality shall be true and correct, and that are not qualified as to materiality shall be true and correct in all material respects and not misleading in any material respect, in each case, on and as of the Closing and on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects on and as of such specified date or dates), and Buyer will have received certificates to such effect executed by an officer of Seller.

           (b) Covenants. As of the Closing Date, Seller shall have complied in
               ---------
all material respects with, and shall have fully performed, in all material respects, all covenants and obligations of this Agreement imposed on Seller and required to be performed or complied with by Seller at, or prior to, the Closing Date, and Buyer will have received certificates to such effect executed by an officer of Seller.

           (c) No Material Adverse Effect. Except in connection with the
               --------------------------
activities described in Schedule 7.1 of the Seller Disclosure Letter, since the
                        ------------
date of this Agreement, there shall have been no Material Adverse Effect on the Business Verticals or the Assets of Seller, and Buyer will have received certificates to such effect executed by an officer of Seller.

           (d) No Restraints. There shall not be instituted or pending any
               -------------
action or proceeding by any Governmental Entity seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Buyer or any of its subsidiaries of all or any portion of the Assets or to compel Buyer or any of its subsidiaries to dispose of or hold separate all or any portion of the Business Verticals or Assets or of the business or assets of Buyer or any of its subsidiaries.

           (e) Opinion of Seller's Counsel. Buyer shall have received an opinion
               ---------------------------
of Wilson Sonsini Goodrich & Rosati PC, counsel for Seller, dated the Closing Date, to the effect set forth in Exhibit 7 hereto (the "Opinion").
                                 ---------

           (f) Seller's Consents Obtained. All consents listed on Schedule 5.3
               --------------------------                         ------------
of the Seller Disclosure Letter shall have been obtained.

           (g) Securities Exemptions. The offer and sale of the Purchased Shares
               ---------------------
to Seller pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, the qualification requirements of the California Corporate Securities Law of 1968, as amended (the "California Securities Law") and the registration or qualification requirements of all other applicable state securities laws.

          (h) Delivery of Ancillary Documents. The following persons shall have
              -------------------------------
delivered the following agreements in form satisfactory to Buyer: (i) Seller shall have executed and delivered a Domain Name Assignment Agreement with respect to the Domain Name Assets; (ii) Seller shall have executed and delivered a Trademark Assignment Agreement with respect to the Trademarks; (iii) Buyer, Seller and a sufficient number of stockholders of Buyer necessary to amend the Prior Stockholders' Agreement and shall have executed and delivered Stockholders' Agreement; and (iv) Buyer, Seller, and a sufficient number of stockholders of Buyer necessary to amend the Prior Rights Agreement and Seller shall have executed and delivered Rights Agreement.

          (i) Delivery of Escrow Notice. Buyer and Seller shall have executed
              -------------------------
and delivered to each other and to the Escrow Agent the Escrow Notice.

          (j) Cash Deliverable to Buyer. Seller and Escrow Agent shall have
              -------------------------
caused to be delivered in immediately available funds to Buyer the entire $6,000,000 of the Cash.

     8.3  Conditions to Seller's Obligations. The obligations of Seller
          ----------------------------------
hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except as Seller may expressly waive the same in writing:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of Buyer set forth in Section 6 that are qualified as to materiality shall be true and correct, and that are not qualified as to materiality shall be true and correct in all material respects and not misleading in any material respect, in each case, on and as of the Closing and on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality shall be true and correct, and such representations and warranties that are not qualified as to materiality shall be true and correct in all material respects on and as of such specified date or dates), and Seller will have received certificates to such effect executed by an officer of Buyer.

          (b) Covenants. As of the Closing Date, Buyer shall have complied in
              ---------
all material respects with, and shall have performed in all material respects, all covenants and obligations of this Agreement imposed on Buyer and required to be performed or complied with by Buyer at, or prior to, the Closing Date, and Seller will have received certificates to such effect executed by an officer of Buyer.

          (c) No Material Effect. Since the date of this Agreement, there shall
              ------------------
have been no Material Adverse Effect on Buyer, and Seller will have received certificates to such effect executed by an officer of Buyer.

          (d) Opinion of Buyer Counsel. Seller shall have received an opinion
              ------------------------
from Fenwick & West LLP, counsel for Buyer, dated as of the date of the Closing, in the form attached hereto as Exhibit 8.
                               ---------

          (e) Securities Exemptions. The offer and sale of the Purchased Shares
              ---------------------
to Seller pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, the California Securities Law and the registration or qualification requirements of all other applicable state securities laws.

          (f) Board of Directors. Jim Robo shall have been elected effective as
              ------------------
of the Closing to the Board of Directors of Buyer.

          (g) Delivery of Ancillary Documents. The following persons shall have
              -------------------------------
delivered the following agreements: (i) Buyer shall have executed and delivered a Domain Name Assignment Agreement with respect to the Domain Name Assets; (ii) Buyer, Seller and a sufficient number of stockholders of Buyer necessary to amend the Prior Stockholders' Agreement and shall have executed and delivered Stockholders' Agreement; and (iii) Buyer, Seller and a sufficient number of stockholders of Buyer necessary to amend the Prior Rights Agreement and Seller shall have executed and delivered Rights Agreement.

          (h) Delivery of Escrow Notice. Buyer and Seller shall have executed
              -------------------------
and delivered to each other and to the Escrow Agent the Escrow Notice.

9.   Termination Amendment and Waiver.
     --------------------------------

     9.1  Termination. This Agreement may be terminated at any time prior to the
          -----------
Closing, whether before or after the requisite approvals of the Seller's stockholders or the Buyer's stockholders:

          (a) by mutual written consent duly authorized by the Boards of Directors of Buyer and Seller;

          (b) by either Seller or Buyer if the Closing shall not have been effected by August 31, 2001 for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Seller or Buyer, if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, which order, decree, ruling or other action is final and nonappealable;

          (d) by Seller, (i) upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue or (ii) if the condition in
Section 8.3(c) would not be satisfied at any time before the Closing, provided that if such inaccuracy in Buyer's representations and warranties or breach by Buyer or the Material Adverse Effect on Buyer is curable by Buyer, then Seller may not terminate this Agreement under this Section 9.1(d) for 15 days after delivery of written notice from Seller to Buyer of such breach or Material Adverse Effect on Buyer, provided Buyer continues to exercise reasonable efforts to cure such breach or Material Adverse Effect on Buyer (it being understood that Seller may not terminate this Agreement pursuant to this Section 9.1(d) if such breach by Buyer or Material Adverse Effect on Buyer is cured during such 15-day period, or if Seller shall have materially breached this Agreement); or


          (e) by Buyer, upon (i) a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue or (ii) if the condition in
Section 8.2(c) would not be satisfied at any time before the Closing, provided that if such inaccuracy in Seller's representations and warranties or breach by Seller or the Material Adverse Effect on Seller is curable by Seller, then Buyer may not terminate this Agreement under this Section 9.1(e) for 15 days after delivery of written notice from Buyer to Seller of such breach or Material Adverse Effect on Seller, provided Seller continues to exercise reasonable efforts to cure such breach or Material Adverse Effect on such party (it being understood that Buyer may not terminate this Agreement pursuant to this Section 9.1(e) if such breach by Seller or Material Adverse Effect on Seller is cured during such 15-day period, or if Buyer shall have materially breached this Agreement).

     9.2  Notice of Termination; Effect of Termination. Any proper termination
          --------------------------------------------
of this Agreement under Section 9.1 will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (or, if all the conditions therefor are satisfied, upon the expiration of any relevant cure period provided for in the relevant paragraphs of Section 9.1). In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.2 and Section 11, each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for any willful breach of any covenant of this Agreement or for any intentional or willful act or omission by a party which renders any representations or warranties of such party untrue.

     9.3  Amendment. Subject to applicable law, this Agreement may be amended by
          ---------
the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     9.4  Extension; Waiver. At any time prior to the Closing, any party hereto
          -----------------
may, to the extent legally allowed, take any or all of the following actions:
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

10.   SURVIVAL OF WARRANTIES AND INDEMNIFICATION.
      ------------------------------------------

      10.1  Survival of Warranties. All representations and warranties made by
            ----------------------
Seller and Buyer herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing for a period of twelve months ending on the one year anniversary of the Closing Date (the "Release Date"). All covenants of each party survive according to their terms.

      10.2  Indemnification by Seller. Subject to the provisions and limitations
            -------------------------
set forth in this Section 10, Seller and, from and after a Distribution, the TradeOut Stockholders, jointly and severally, agree to defend, indemnify and hold harmless Buyer, any parent, subsidiary or Affiliate of Buyer and any director, officer, employee, stockholder, agent or attorney of Buyer or of any parent, subsidiary or Affiliate of Buyer (collectively, the "Buyer Indemnitees") from and against any Loss which arises out of or results from:

            (a) the inaccuracy or untruth of any representation or warranty of Seller made herein (including in any schedule or exhibit hereto);

            (b) any breach of any covenant of Seller in this Agreement or the Seller Ancillary Documents,

            (c)  any of the Excluded Liabilities;

            (d) any Taxes, assessments and other governmental charges of any kind or nature whatsoever, including any withholding, social security or unemployment levies, arising out of, or payable with respect to Seller, including Business Verticals or Assets, or Seller's business operations through the Closing; and

            (e) any actual or threatened demand, claim, debt, suit, cause of action or proceeding or activity of any person including a Governmental Entity against any Buyer Indemnitee (or any transferee from Buyer of any of the Assets after the Closing), (i) asserting that the sale of the Assets to Buyer under this Agreement was a fraudulent, preferential, or otherwise avoidable transfer or conveyance; (ii) seeking to impose upon or satisfy from Buyer or its assets or any of the Assets (or to obtain control of any of them in connection with such purpose), any claim against or obligation of Seller, whether arising before or after the Closing; or (iii) asserting that Buyer is in any other way liable for any claim against or obligation of Seller, whether arising before or after the Closing, whether such assertion is based upon a theory of successor-in-interest liability, under any bulk sale law or otherwise.

      10.3  Procedures for Indemnification.
            ------------------------------

            (a) Seller (and after any transfer of its assets to a liquidating trust, the trustee of such trust) will act as representative (the
"Representative") of the Seller and the TradeOut

Stockholders and as the attorney-in-fact and agent for and on behalf of each of them with respect to demands for indemnification made under this Section 10. The Representative will take any and all actions and make any decisions required or permitted to be taken by the Representative under this Agreement, including the power to agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, demands for indemnification made pursuant to this Section 10. The Representative will have the authority and power to act on behalf of Seller and each TradeOut Stockholder with respect to the disposition, settlement or other handling of all demands for indemnification and all rights or obligations arising under this Section 10. Seller and each of the TradeOut Stockholders will be bound by all actions taken and documents executed by the Representative in connection with this Section 10, and Buyer will be entitled to rely on any action or decision of the Representative. So long as no Distribution has occurred and Seller has not been dissolved, Seller shall select any substitute or successor Representative upon written notice to Buyer. From and after the earlier of a dissolution of Seller or a Distribution, TradeOut Stockholders holding a majority of the outstanding shares of Seller's capital stock as of the date of this Agreement shall have the power to substitute any TradeOut Stockholder (with such TradeOut Stockholder's consent and upon written notice to Buyer) as a successor Representative hereunder. It shall be the responsibility of Seller and, from and after a Distribution, the TradeOut Stockholders to keep the contact information set forth in Section 11.7(c) current at all times. Buyer may rely absolutely at any time on the information set forth in Section 11.7(c), as such information may be updated from time to time by TradeOut or the TradeOut Stockholders, as the case may be, as provided in Section 11.7, for contact of the Representative pursuant to the terms of this Agreement, and any notice for the Representative sent in reliance on such information shall be effective, if sent pursuant to the terms of this Agreement, even if such information shall no longer be current.

          (b) After any Buyer Indemnitee becomes aware of the existence of any potential claim for indemnification under Section 10.3 for Loss by any of the Buyer Indemnitees, such Buyer Indemnitee shall give written notice of such claim to the Representative (a "Notice of Claim"). Each Notice of Claim by the Buyer Indemnitee shall contain (i) the Buyer Indemnitee's good faith estimate of the reasonably foreseeable maximum amount of the alleged Loss arising from the claim and (ii) a brief description, in reasonable detail, of the facts, circumstances or events giving rise to the alleged Loss based on the Buyer Indemnitee's good faith belief thereof, and shall be delivered to the Representative no later than the Release Date, and if delivered by such date, such claim shall survive the Release Date until final resolution thereof. Until the Release Date, no delay on the part of Buyer or any Buyer Indemnitee shall relieve the Representative, Seller or any TradeOut Stockholder from any of its obligations under this
Section 10.

          (c) Buyer or the Buyer Indemnitees shall defend, and shall have the right to compromise or settle and select counsel for, any action, suit, proceeding or claim by any third party which may give rise to a right to indemnification under this Agreement ("Third Party Claims") and the reasonable costs and expenses incurred by Buyer or the Buyer Indemnitee in connection with such defense (including reasonable attorney's fees, other professionals' and experts' fees and court or arbitration costs) will be included in the Loss for which the Buyer Indemnitee may seek indemnity pursuant to a demand for indemnification made hereunder. The

Representative shall have the right to receive copies of all pleadings, notices and communications with respect to any Third Party Claims to the extent that receipt of such documents by the Representative does not affect any privilege relating to the Buyer Indemnitees, and may participate in settlement negotiations with respect to the Third Party Claim.

          (d) No Buyer Indemnitee shall enter into any settlement of any action, suit claim or proceeding by any third party which is related to an asserted or planned Third Party Claim without giving prior written Notice to the Representative setting forth the terms of the proposed settlement. The Representative shall respond to such written notice within ten days of receipt thereof and shall either (i) disapprove the settlement but assume liability for the Third Party Claim, (ii) disapprove the settlement and contest any obligation to indemnity the Buyer Indemnitee with regard to Losses asserted in such Third Party Claim, (iii) approve the settlement, reserving the Seller's and TradeOut Stockholders' right, as applicable, to contest the Third Party Claim, or (iv) approve the settlement and consent to the Third Party Claim. If the Representative makes no response to such written notice, the Representative shall be deemed to have elected option (iv). When the Representative chooses, or is deemed to have chosen, option (ii) or (iii), the issue of whether the Buyer Indemnitee has a right to indemnity under this Section 10 shall be resolved by arbitration as a Contested Claim hereunder.

          (e)  Any Notice of Claim received by the Representative pursuant to
Section 10.3(b) will be resolved as follows:

               (i) In the event that, within twenty days after a Notice of Claim is received by the Representative pursuant to this Section 10 (or such shorter period set forth in Section 10.3(d), if applicable), the Representative does not contest such Notice of Claim in writing to Buyer as provided in this Section 10 (an "Uncontested Claim"), the Representative will be conclusively deemed to have consented to the recovery by the Buyer Indemnitee of the full amount of Loss specified in the Notice of Claim in accordance with subsection 10.3(b) by increasing the Indemnity Share Minimum Threshold and Indemnity Share Maximum Threshold by an amount equal to two times such Loss (as provided in Section 10.4(a)(i)), and, without further notice, to have stipulated to the entry of a final judgment for damages against, as the case may be, Seller or, from and after a Distribution, the TradeOut Stockholders for such amount in any court having jurisdiction over the matter.

               (ii) In the event that the Representative gives the Buyer Indemnitee written notice contesting all or any portion of a Notice of Claim within the twenty day period specified in Section 10.3(e)(i) (in either case, a "Contested Claim"), then such Contested Claim will be resolved by either (A) a written settlement agreement executed by the Representative and the Buyer Indemnitee (upon the execution of which Buyer shall be immediately entitled to increase the Indemnity Share Minimum Threshold and Indemnity Share Maximum Threshold by an amount equal to two times such Loss (as provided in Section 10.4(a)(i))) or (B) in the absence of such a written settlement agreement, by binding arbitration between the Representative and the Buyer Indemnitee in accordance with the terms and provisions of Section 10.4.

     10.4  Limitations on Indemnification Obligations.
           ------------------------------------------

           (a)  Business Volume; Holdback Amount. Notwithstanding anything
                --------------------------------
herein to the contrary, if Buyer or any Buyer Indemnitee suffers a Loss under this Section 10, then in each such case:

                (i) The TradeOut Stockholders shall be obligated to direct an amount of Business Volume equal to two times the amount of such Loss to Buyer within the 12-month period following such Loss (the "Business Volume Payment");

                (ii) If TradeOut Stockholders become obligated to make a Business Volume Payment pursuant to this Section 10.4, then the Indemnity Shares Minimum Threshold and Indemnity Shares Maximum Threshold shall each be incrementally increased by the amount of each such Business Volume Payment obligation for purposes of determining whether the Holdback Amount shall be released and issued to Seller or its assigns or successors; and

                (iii) Buyer may avail itself of this remedy for the 12-month period following Closing, and any part of an Indemnity Measurement Period in excess of such 12-month period.

           (b)  Limit on Indemnification. The total aggregate liability of
                ------------------------
Seller and the TradeOut Stockholders to Buyer and each other Buyer Indemnitee under this Section 10 shall be limited to the forfeiture of the Indemnity Shares.

     10.5  Arbitration of Contested Claims.
           -------------------------------

           (a)  Arbitration of Contested Claims. Buyer, Seller and the TradeOut
                -------------------------------
Stockholders agree that any Contested Claim will be submitted to mandatory, final and binding arbitration before a single arbitrator in San Francisco County, California under the Commercial Arbitration Rules of the American Arbitration Association then in effect except as otherwise provided in this Agreement. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with Section 10.5(b). The provisions of this Section 10.5(a) may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction.

           (b)  Payment of Costs. The parties will bear the expense of deposits
                ----------------
and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will determine the party who is the prevailing party and the party who is the non-prevailing party. The non-prevailing party will pay in cash (or if the non-prevailing party is the Representative, it shall be awarded as a claim against the Holdback Amount) all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party, the fees of each arbitrator and the administrative fee of the arbitration proceedings. If such an award would result in manifest injustice, however, the arbitrator may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator deems just and equitable.

           (c)  Burden of Proof. Except as may be otherwise expressly provided
                ---------------
herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed exclusively by California law.

           (d)  Award. Upon the conclusion of any arbitration proceedings
                -----
hereunder, the arbitrator will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and will deliver such documents to the Representative and Buyer, together with a signed copy of the Final Award. The Final Award will constitute a conclusive determination of all issues in question, binding upon Buyer, Seller, the TradeOut Stockholders and the Representative, and will include an affirmative statement to such effect. To the extent that the Final Award determines that a Buyer Indemnitee has actually incurred Loss in connection with the Contested Claim through the date of the Final Award ("Incurred Loss"), the Final Award will set forth and award to the Buyer Indemnitee the amount of such Incurred Loss. Awards of Loss will be subject to the provisions of Section 10.4(b).

           (e)  Timing. The Representative, Buyer and the arbitrator will
                ------
conclude each arbitration pursuant to this Section 10.5 as promptly as possible for the Contested Claim being arbitrated.

           (f)  Terms of Arbitration. The arbitrator chosen in accordance with
                --------------------
these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.

           (g)  Treatment of Loss. Upon issuance and delivery of the Final Award
                -----------------
as provided in Section 10.5(d) above, the Buyer Indemnitee will immediately be entitled to recover the amount of any Incurred Loss determined and awarded under such Final Award and such Incurred Loss will be deemed to be owed to the Buyer Indemnitee for purposes of this Agreement. The Incurred Loss owed to the Buyer Indemnitee are deemed to be Losses for purposes of this Agreement.

     10.6  Sole Remedy of Buyer and Buyer Indemnities. The rights of Buyer and
           ------------------------------------------
any Buyer Indemnitee to make claims for indemnification under Section 10 shall be the sole and exclusive remedy of Buyer and the Buyer Indemnitees after the Closing with respect to the representations, warranties, covenants or agreements made by Seller under this Agreement and no current or former stockholder, optionholder, warrant holder, director, officer, employee or agent of Seller or the TradeOut Stockholders shall have any liability to Buyer or the Buyer Indemnitees after the Closing in connection with the transactions contemplated by this Agreement except with respect to the Indemnity Shares.

11.  MISCELLANEOUS.
     -------------

     11.1  Bulk Sales Laws. Buyer and Seller each hereby waive compliance by
           ---------------
Seller with the provisions of the "bulk sales," "bulk transfer" or similar laws of any jurisdiction to the existent applicable. Nothing in the foregoing waiver shall relieve Seller and the TradeOut Stockholders from their indemnity obligations for Losses describe in Section 10.2(e).

     11.2  Cooperation. Seller and Buyer shall each deliver or cause to be
           -----------
delivered to the others, at such other times and places as shall be reasonably agreed, such additional instruments, and take such additional actions as can be taken without unreasonable expense, as any other may reasonably request for the purpose of carrying out this Agreement.

     11.3  Successors and Assigns. None of the parties hereto may assign any of
           ----------------------
its or his rights or obligations hereunder without the prior written consent of the other parties hereto, except that Buyer may assign this Agreement (and all related agreements) by operation of law or in connection with any merger, consolidation or sale of all or substantially all Buyer's assets or in connection with any similar transaction. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section 11.3 will be void.

     11.4  Entire Agreement; No Beneficiaries. This Agreement (including the
           ----------------------------------
schedules and exhibits attached hereto) and the documents delivered pursuant hereto together with the Seller Ancillary Documents and the Buyer Ancillary Documents, constitute the entire agreement and understanding among the parties and supersede any prior agreement, understanding or discussions relating to the transactions contemplated by this Agreement.

     11.5  Counterparts. This Agreement may be executed in counterparts, each of
           ------------
which shall be deemed an original and all of which together shall constitute but one and the same agreement.

     11.6  Expenses. Except as provided in Section 10.5 with regard to fees
           --------
awarded with regard to certain matters set forth therein, each of Buyer and Seller will pay its fees, expenses and disbursements incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by such party and neither party shall be responsible for such fees, expenses and disbursements of the other party.

     11.7  Notices. All notices and other communications hereunder shall be in
           -------
writing and shall be deemed given upon delivery either personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

           (a)  If to Seller:
                ------------

                    TradeOut, Inc.
                    100 Summit Lake Drive
                    Valhalla, NY 10595
                    Attention: Thomas Boyle and Mark Ullman
                    Telecopy: 914-239-2627
                              or 914-479-0622

                    With copy to:
                    ------------

                    Wilson Sonsini Goodrich & Rosati PC
                    245 Park Avenue, 24/th/ Floor
                    New York, NY 10167
                    Attention: Alexander D. Lynch and Nicole W. Seevers
                    Telecopy: 212-672-1765

           (b)  If to Buyer, to each of the following, using two separate
                ----------------------------------------------------------
deliveries:
----------
                    DoveBid, Inc.
                    1241 East Hillsdale Blvd.
                    Foster City, CA 94404
                    Attn:  Chief Financial Officer
                    Telecopy:  650-571-6594

                    DoveBid, Inc.
                    1241 East Hillsdale Blvd.
                    Foster City, CA 94404
                    Attn:  General Counsel
                    Telecopy:  650-571-6594

                    With copy to:
                    ------------

                    Fenwick & West, LLP
                    275 Battery Street, 15/th/ Floor
                    San Francisco, CA 94111
                    Attention:  Douglas Cogen
                    Telecopy:  (415) 281-1350

           (c)  If to the Representative:
                ------------------------

                    TradeOut, Inc.
                    100 Summit Lake Drive
                    Valhalla, NY 10595
                    Attention: Thomas Boyle and Mark Ullman
                    Telecopy: 914-239-2627
                              or 914-479-0622

                    Or such successor Representative as
                    shall be designated in writing by Seller

or to such other address as any party hereto shall specify in writing to the other parties hereto pursuant to this Section 11.7 from time to time. Such notice shall be effective only upon actual receipt.

     11.8  Governing Law; Forum. This Agreement shall be governed by and
           --------------------
construed in accordance with the laws of the State of California, without giving effect to laws concerning choice of law or conflicts of law. Subject to the provisions of Section 10.5, all disputes arising out of this Agreement or the obligations of the parties hereunder, including disputes that may arise following termination of this Agreement, shall be subject to the exclusive jurisdiction and venue of the California State courts of San Mateo County, California (or, if there is federal jurisdiction, then the exclusive jurisdiction of the United States District Court for the Northern District of California with venue in the division thereof in which San Mateo County is located). EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE PERSONAL AND EXCLUSIVE JURISDICTION AND VENUE OF SAID COURTS AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

     11.9  Exercise of Rights and Remedies. Except as otherwise provided herein,
           -------------------------------
no delay of, or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     11.10 Interpretation; Certain Defined Terms.
           -------------------------------------

           (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are only for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" a person, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such person. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. Reference to an agreement herein is to such agreement as amended in accordance with its terms up to the date hereof. Reference to a statute herein is to such statute, as amended.

           (b) For purposes of this Agreement, "knowledge" means, with respect to any fact, circumstance, event or other matter in question, the actual knowledge of such fact, circumstance, event or other matter of (i) an individual, if used in reference to an individual, or (ii) any officer, director or manager of such party, if used in reference to a person that is not an individual. Any such individual will be deemed to have actual knowledge of a particular fact, circumstance, event or other matter if (x) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including e-mails sent to or by such individual) in, or that have been in, such individual's possession, including personal files of such individual, (y) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of such party (in the case of knowledge of a party that is not an individual) that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities or (z) such knowledge could be obtained from reasonable inquiry of the persons employed by such party charged with administrative or operational responsibility for such matters for such party.

           (c) For purposes of this Agreement, the term "person" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

           (d) For purposes of this Agreement, "subsidiary" of a specified person will be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

     11.11 Disclosure Generally. To the extent any information required to be
           --------------------
furnished by a party in any schedule is contained in this Agreement or disclosed on any exhibit attached hereto or in such party's Disclosure Schedule, such information shall be deemed to be included in all schedules in which the information is required to be included by such party to the extent the relevance of such disclosure to such other schedule is readily apparent from the text of such disclosure. The inclusion of any information in any schedule attached hereto by a party shall not be deemed to be an admission or acknowledgment by such party, in and of itself, that such information is required by the terms hereof to be disclosed or is material to or outside the ordinary course of the business of such party.

     11.12 Reformation and Severability. In case any provision of this Agreement
           ----------------------------
shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     11.13 Construction. This Agreement has been negotiated among the parties
           ------------
hereto and their respective legal counsel. The parties agree that legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement or such provision will not apply in any construction or interpretation of this Agreement.

                  [Remainder of Page Left Intentionally Blank]

     IN WITNESS WHEREOF, Buyer and Seller executed and delivered this Agreement by their duly authorized representatives as of the Effective Date.

SELLER:                                      BUYER:

TRADEOUT, INC.                               DOVEBID, INC.


By:    /s/ Mark D. Ullman                    By:   /s/ Ross Dove_
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Its:     President & CEO                     Its:   CEO
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                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT